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                                   EXHIBIT 2.1




                              ACQUISITION AGREEMENT


                                      AMONG

                             ALLIED HOLDINGS, INC.,

                             A H ACQUISITION CORP.,

                           CANADIAN ACQUISITION CORP.,

                                       AND
                           AXIS NATIONAL INCORPORATED

                                       AND

                               RYDER SYSTEM, INC.



                           DATED AS OF AUGUST 20, 1997



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                                TABLE OF CONTENTS


ARTICLE ONE - BUSINESS CONVEYANCE
         1.1 Sale of Shares.............................................................................................. 2
         1.2 Conveyance of Affiliated Rights............................................................................. 3
         1.3 Retained Matters............................................................................................ 3
         1.4 Unadjusted Purchase Price................................................................................... 4
         1.5 Post-Closing Purchase Price Adjustments..................................................................... 4
         1.6 Adjustments................................................................................................. 6


ARTICLE TWO - CLOSING
         2.1 Closing Date................................................................................................ 6
         2.2 Deliveries of RSI........................................................................................... 6
         2.3 Deliveries of Allied Parties................................................................................ 7


ARTICLE THREE - MISCELLANEOUS COVENANTS
         3.1 Confidentiality............................................................................................. 7
         3.2 Access to Premises, Records, Properties, Suppliers, Customers and Employees;  Delivery of
                    Interim Financial Statements......................................................................... 8
         3.3 Publicity................................................................................................... 9
         3.4 Acquisition Proposals....................................................................................... 9
         3.5 Approvals and Consents......................................................................................10
         3.6 Expenses....................................................................................................10
         3.7 Restrictive Covenant Agreement..............................................................................10
         3.8 Costs of Termination of Employees...........................................................................10
         3.9 Resignation of Officers and Directors.......................................................................11
         3.10 Conveyance, License and Use of Intellectual Property Rights................................................11
         3.11 Miscellaneous Ancillary Agreements.........................................................................12



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
         3.12 Miscellaneous Tax Related Covenants........................................................................13
         3.13 ERISA Matters..............................................................................................16
         3.14 Cooperation of the Parties.................................................................................17
         3.15 Further Action.............................................................................................17
         3.16 Advise of Changes..........................................................................................17
         3.17 Consent of Accountants.....................................................................................17
         3.18 Copies of Titles...........................................................................................18
         3.19 [         ]*
         3.20 Workers' Compensation Claims...............................................................................18
         3.21 Notice of Proceedings......................................................................................18
         3.22 Miscellaneous Property Covenants...........................................................................18


ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF RSI                                                                     19
         4.1 Validity....................................................................................................19
         4.2 Entity Status...............................................................................................19
         4.3 Authority...................................................................................................19
         4.4 No RSI Conflict.............................................................................................19
         4.5 Capital Structure...........................................................................................20
         4.6 Title to Shares.............................................................................................21
         4.7 Records.....................................................................................................21
         4.8 Taxes.......................................................................................................21
         4.9 Accounts and Notes Receivable...............................................................................25
         4.10 Financial Statements.......................................................................................25
         4.11 Bank Accounts..............................................................................................25
         4.12 Liabilities................................................................................................25
         4.13 Absence of Changes.........................................................................................26
         4.14 Litigation and Proceedings.................................................................................28
         4.15 Customers and Accounts.....................................................................................28



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
         4.16 Business Activities and Transactions of Acquired Ryder Entities............................................28
         4.17 Permits....................................................................................................29
         4.18 Environmental..............................................................................................29
         4.19 Insurance..................................................................................................31
         4.20 Contracts and Commitments..................................................................................31
         4.21 Licenses; Intellectual Property............................................................................32
         4.22 Title to Properties........................................................................................33
         4.23 Representations and Covenants Regarding Real Property......................................................33
         4.24 Title to and Condition of Personal Property................................................................36
         4.25 Inventories................................................................................................36
         4.26 Directors or Officers......................................................................................36
         4.27 Compensation Structure.....................................................................................36
         4.28 Employee Benefits..........................................................................................37
         4.29 Labor-Related Matters......................................................................................40
         4.30 Transactions With Management...............................................................................41
         4.31 Approvals and Consents.....................................................................................41
         4.32 Guarantees; No Default.....................................................................................41
         4.33 Due Diligence Response.....................................................................................41
         4.34 Employment Equity..........................................................................................41
         4.35 Operating Licenses.........................................................................................41
         4.36 Transfer of Business.......................................................................................42
         4.37 Sale of the NLLC Membership Interests......................................................................42
         4.38 Lewis Litigation...........................................................................................42


ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF THE ALLIED PARTIES
         5.1 Validity....................................................................................................43
         5.2 Corporate Status and Authority..............................................................................43
         5.3 No Conflict.................................................................................................43


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
         5.4 Approvals and Consents......................................................................................43
         5.5 Assurance...................................................................................................43
         5.6 Representations and Warranties..............................................................................44


ARTICLE SIX - CONDUCT OF BUSINESS PENDING CLOSING                                                                        44
         6.1 Conduct of Business.........................................................................................44
         6.2 Maintenance of Properties, Licenses and Contracts...........................................................44
         6.3 Insurance...................................................................................................44
         6.4 Issuance of Securities......................................................................................45
         6.5 Dividends...................................................................................................45
         6.6 Amendment of Charter; Corporate Existence...................................................................45
         6.7 No Acquisitions.............................................................................................45
         6.8 Disposition or Encumbrance of Assets........................................................................45
         6.9 Compensation and Other Employment Terms.....................................................................45
         6.10 Banking Arrangements.......................................................................................46
         6.11 Indebtedness...............................................................................................46
         6.12 Payment of Debt............................................................................................46
         6.13 Benefit Plans..............................................................................................46
         6.14 Books and Records..........................................................................................46
         6.15 Other Actions..............................................................................................46
         6.16 Contractual Arrangements...................................................................................46
         6.17 No Inconsistent Action.....................................................................................47
         6.18 Obligation to Notify.......................................................................................47
         6.19 Completion of Schedules....................................................................................47
         6.20 Adequate Cash Balances.....................................................................................47


ARTICLE SEVEN - CONDITIONS TO OBLIGATIONS OF THE ALLIED PARTIES..........................................................47
         7.1 Satisfaction of the Allied Parties with Results of Due Diligence............................................47



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
         7.2 Representations and Warranties..............................................................................48
         7.3 Performance of Agreements...................................................................................48
         7.4 Certificates, Resolutions...................................................................................48
         7.5 Regulatory Approvals........................................................................................48
         7.6 Restrictive Covenant Agreement and Other Agreements.........................................................48
         7.7 No Actions; Proceedings or Injunctions......................................................................48
         7.8 Consents and Approvals of Third Parties.....................................................................49
         7.9 Books and Records...........................................................................................49
         7.10 Approval By Ryder's Boards of Directors....................................................................49
         7.11 Termination of Contracts...................................................................................49
         7.12 Delivery of Schedules......................................................................................49

ARTICLE EIGHT - CONDITIONS TO OBLIGATIONS OF RSI                                                                         49
         8.1 Representations and Warranties..............................................................................49
         8.2 Performance of Agreements...................................................................................50
         8.3 Consents and Approvals of Third Parties.....................................................................50
         8.4 Approval By The Allied Parties' Board of Directors..........................................................50
         8.5 Approval By Allied's Lenders................................................................................50
         8.6 Regulatory Approvals........................................................................................50
         8.7 No Actions, Proceedings or Injunctions......................................................................50


ARTICLE NINE - INDEMNIFICATION
         9.1 Indemnification by RSI......................................................................................50
         9.2 Limitations on Recovery.....................................................................................53
         9.3 Indemnification by the Allied Parties.......................................................................53
         9.4 Limitation on RSI's Recovery................................................................................53
         9.5 Third Party Claims..........................................................................................53
         9.6 [          ]*



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
ARTICLE TEN- TERMINATION OF OBLIGATION TO CLOSE
         10.1 Termination of the Allied Parties' Obligation to Close.....................................................55
         10.2 Termination of RSI's Obligation to Close...................................................................55


ARTICLE ELEVEN - MISCELLANEOUS
         11.1 Survival of Representations................................................................................55
         11.2 Notices....................................................................................................55
         11.3 Entire Agreement...........................................................................................56
         11.4 Waiver; Amendment..........................................................................................56
         11.5 Counterparts, Headings, Etc................................................................................57
         11.6 Successors and Assigns.....................................................................................57
         11.7 Governing Law..............................................................................................57
         11.8 Severability; Partial Enforcement..........................................................................57
         11.9 Currency...................................................................................................57
         11.10 Exhibits and Schedules....................................................................................57
         11.11 Time 57
         11.12 Accounting Principles.....................................................................................58
         11.13 Third Party Beneficiaries.................................................................................58

                       PARTIAL LIST OF ANCILLARY DOCUMENTS

Exhibit A Restrictive Covenant Agreement
Exhibit B Non-Disclosure and Trade Secret Agreement
Exhibit C Work for Hire/Ownership Assignment Agreement
Exhibit D Confidentiality and No-Hire Agreement
Exhibit E Marketing and Transportation Contract
Exhibit F Transition Services Contract
Exhibit G Transportation Services Agreement
Exhibit H Right of First Refusal and/or Right of First Negotiation Agreement



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                                LIST OF SCHEDULES

--------------------------------------------------------------------------------------------------
        SCHEDULE #                                           TITLE
--------------------------------------------------------------------------------------------------
            1.2              Affiliated Rights
       1.3 - Part 1          Retained Assets
       1.3 - Part 2          Retained Liabilities, Contracts and Executory Obligations
       1.4 - Part 1          March 31, 1997 Balance Sheet
       1.4 - Part 2          Unadjusted Purchase Price Allocations
       3.8 - Part 1          Ryder Severance Agreements
       3.8 - Part 2          Ryder Accrued Bonuses
       3.8 - Part 3          Ryder Employees Owned Bonus Payments
       3.8 - Part 4          Current Severance or Bonus Contracts
          3.10(a)            Intellectual Property Matters to be Accomplished by RSI prior to Closing
          3.10(b)            Acquired Ryder Entity employees, personnel and contractors to sign Non-Disclosure and
                             Trade Secret Protection Agreements
          3.10(c)            Persons and Entities to Deliver a Work for Hire/Ownership Assignment Agreements
          3.10(d)            Persons and Entities to deliver a Confidentiality and No Hire Agreements
            4.2              Direct or Indirect Subsidiaries of RACS and RCMC
          4.3(j)             Service Contracts
          4.3(k)             Special Assessments
          4.5(b)             Capital stock or membership interests of the Acquired Ryder Entities other than
                             RACS and RCMC
          4.5(c)             Convertible or Exchangeable Securities, Other Equity Interests or Other Rights
          4.5(d)             Agreements Restricting Transfer of Shares of Capital Stock or Membership Interests
          4.8(c)             Delinquencies, Deficiencies and Audits
          4.8(e)             Taxes Payable
          4.8(f)             Tax Returns
          4.8(g)             Tax Elections
          4.8(h)             Tax Exemption Jurisdictions
          4.8(j)             Tax Basis Information
          4.8(k)             Property Tax Information
       4.10 - Part 1         Financial Statements
       4.10 - Part 2         March 31, 1997 Adjustments
           4.11              Bank Accounts/Certificates of Deposit
       4.12 - Part 1         Liabilities - Part 1
       4.12 - Part 2         Liabilities - Part 2
       4.12 - Part 3         Liabilities - Part 3
           4.13              Absence of Changes
           4.14              Litigation
           4.15              Customers and Accounts
       4.16 - Part 1         Business Conveyances



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
       4.16 - Part 2         Affiliated Entities
       4.16 - Part 3         Unrelated Business Activities
          4.17(a)            Permits, Licenses, etc.
          4.18(d)            Environmental Agreements with Governmental Authorities
          4.18(g)            Asbestos Locations
           4.19              Insurance
           4.20              Material Contracts and Commitments
     4.21(a) - Part 1        Owned Intellectual Property
     4.21(a) - Part 2        Licensed or Leased Intellectual Property
          4.21(b)            Agreements regarding Intellectual Property, Trade Secrets, and Confidential Information
       4.22 - Part 1         Owned Real Property
       4.22 - Part 2         Agreements Regarding Leased Real Property
       4.22 - Part 3         Other Real Property Matters
       4.23 - Part 1         Agreements Regarding Real Property
       4.23 - Part 2         Other Ryder Lease Related Agreements
       4.23 - Part 3         Real Estate Fee Commitments
          4.24(a)            Title to and Condition of Personal Property
        4.24(c)(i)           Ryder Leases of Transportation Equipment
        4.24(c)(ii)          Owners/Operators of Equipment and Related Contracts
           4.26              Directors and Officers of Acquired Ryder Entries
           4.27              Compensation Structure
          4.28(a)            Employee Benefit Plans
          4.28(b)            Benefit Plan Qualification
        4.28(c)(i)           ERISA Compliance
        4.28(c)(ii)          ERISA Liability
       4.28(c)(iii)          Plan Compliance with Laws/Pending or Threatened Claims
        4.28(c)(iv)          "Multi-Employer" Plans
        4.28(c)(v)           Plan Contributions
       4.28(c)(vii)          Defined Benefit Plans/"Single Employer" Plans
          4.28(d)            Post Employment Benefits
          4.28(e)            Plan Commitments
       4.29 - Part 1         Union Agreements
       4.29 - Part 2         Summary of Grievances
           4.30              Transactions with Management
           4.31              Approvals and Consents
           4.32              Guarantees
           4.33              Due Diligence Response Materials
           4.35              Material Operating Licenses
           4.36              Transfer of Business
            5.4              Approvals and Consents
            6.4              Issuance of Securities
           6.13              Benefit Plans
           7.11              Termination of Contracts



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                              ACQUISITION AGREEMENT

         This Acquisition Agreement (this "Agreement"), dated as of August 20, 1997 (the "Effective Date"), is entered into by and among Ryder System, Inc., a Florida corporation ("RSI"), Allied Holdings, Inc., a Georgia corporation ("Allied"), A H Acquisition Corp., a Georgia corporation ("AAC"), Canadian Acquisition Corp., a Georgia corporation ("CAC") and Axis National Incorporated, a Georgia corporation ("Axis").

         Appendix A contains a master list of each defined term used in this Agreement and either the definition of the term or a reference to the Section of this Agreement where the definition is located. The following terms are sometimes used to refer to the parties to this Agreement and to their affiliates:

         - "Acquired Ryder Entities" refers collectively to Ryder Automotive Carrier Services, Inc., a Florida corporation ("RACS"), RC Management Corp., a Delaware corporation ("RCMC"), Ryder Automotive Acquisition LLC, a Georgia limited liability company ("NLLC") and the following entities, which are the direct and indirect subsidiaries of RACS or NLLC:
                  Ryder Automotive Operations, Inc., a Florida corporation ("RAO"); Ryder Freight Broker, Inc., a Virginia corporation ("RFB"); QAT, Inc., a Florida corporation ("QAT"); OSHCO, Inc., a Florida corporation ("OSHCO"); MCL Ryder Transport Inc., a Canadian corporation ("MCL"); Terminal Service Co., a Washington corporation ("TSC"); RMX, Inc., a Delaware corporation ("RMX"); Transport Support, Inc., a Delaware corporation ("TSI"); F.J. Boutell Driveaway Co., Inc., a Michigan corporation ("FJB"); Commercial Carriers, Inc., a Michigan corporation ("CCI") and B&C, Inc. a Michigan corporation ("B&C").

         - "Ryder Affiliates" refers to RSI and all entities that are Affiliates (as defined in Section 3.1(b)(iii)) of RSI other than the Acquired Ryder Entities.

         - "Allied Entities" refers collectively to Allied, AAC, CAC, Axis and all Affiliates of those entities.

         -        "Allied Parties" refers collectively to Allied, AAC, CAC, and
                  Axis.

         -        "Parties" refers collectively to RSI and the Allied Parties.

         -        "Ryder" refers collectively to RSI and all Affiliates of RSI.

                                    RECITALS

         A. Two components of Ryder's business have been (i) the business of outbound automotive carriage and ancillary services, in each case related to finished automobiles and light trucks, in the United States and Canada, conducted primarily though not exclusively through RACS and its direct and indirect subsidiaries and MCL, and (ii) the business of providing various carrier management services for the carriage of automobiles and light trucks in the secondary (primarily used vehicle) market in the United



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States and Canada, conducted primarily though not exclusively through RCMC.
These two components of Ryder's business shall be referred to collectively as the "Conveyed Ryder Business."

     B. The Parties have agreed that Ryder will sell and convey all rights, benefits and assets of the Conveyed Ryder Business to the Allied Parties pursuant to the terms of this Agreement. This conveyance shall sometimes be referred to as the "Business Conveyance."

     C. RSI is directly the beneficial and registered owner of all of the issued and outstanding shares of common stock of RACS and RCMC and all the outstanding membership interests of NLLC (the "NLLC Membership Interests"). RSI is, indirectly through RACS, the owner of all of the issued and outstanding shares of common stock of OSHCO. RSI is, indirectly through RACS and RACS' wholly owned subsidiary RAO, the owner of all the issued and outstanding shares of common stock of TSC. RSI is, indirectly through NLLC, the owner of all of the issued and outstanding shares of common stock of MCL. The shares of common stock of RACS, RCMC, OSHCO and TSC shall be referred to sometimes in this Agreement as the "RACS Shares," the "RCMC Shares," the "OSHCO Shares" and the "TSC Shares," respectively. The RACS Shares, the RCMC Shares, the OSHCO Shares and the TSC Shares are collectively referred to as the "Shares". The Shares constitute all of the issued and outstanding shares of capital stock of RACS, RCMC, OSHCO and TSC.

     D. In order to fully effectuate the Business Conveyance, RSI has agreed (i) to sell to AAC all of the RACS Shares, (ii) to sell all of the RCMC Shares to Axis, (iii) to sell all of the NLLC Membership Interests to CAC, (iv) to cause RAO to sell all of the TSC Shares to Axis, (v) to cause RACS to sell all of the OSHCO Shares to Axis and (vi) to cause all rights, benefits and assets, tangible and intangible, used in or necessary to conduct the Conveyed Ryder Business as it has been conducted by Ryder that are held or owned by a Ryder Affiliate and not by an Acquired Ryder Entity (such rights, benefits and assets being referred to as "Affiliated Rights") to be conveyed or transferred whether by sale, license, sub-license or otherwise, to the Allied Parties at the same time the Allied Parties acquire the Shares and the NLLC Membership Interests.

     E. The transactions contemplated by this Agreement and all other agreements, contracts, certificates, instruments or other documents that this Agreement contemplates must be executed and/or delivered in conjunction with this Agreement ("Ancillary Documents") are referred to as the "Transactions."

In consideration of rights and benefits they will each receive in conjunction with the Transactions, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                       ARTICLE ONE - BUSINESS CONVEYANCE

     1.1 Sale of Shares. Subject to the terms and conditions set forth in this Agreement, at the "Closing" (as defined in Section 2.1), in order to facilitate the Business Conveyance, (a) RSI shall sell,



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assign, transfer, convey and deliver to AAC the RACS Shares, (b) RSI shall sell, assign, transfer, convey and deliver to Axis the RCMC Shares, (c) RSI shall sell, assign, transfer, convey and deliver to CAC the NLLC Membership Interests,
(d) RSI shall cause RAO to sell, assign, transfer, convey and deliver to Axis the TSC Shares and (e) RSI shall cause RACS to sell, assign, transfer, convey and deliver to Axis the OSHCO Shares, in the case of each of these conveyances free and clear of all "Liens" (as defined in Appendix A).

     1.2 Conveyance of Affiliated Rights. In addition to the sale of the Shares and the NLLC Membership Interests described in Section 1.1, in order to facilitate the Business Conveyance, RSI agrees to convey or transfer to the Allied Parties all Affiliated Rights at the Closing, except for any Affiliated Rights that are to be retained by Ryder pursuant to Section 1.3. RSI shall cause any Ryder Affiliate that owns or has rights to an Affiliated Right to convey or transfer the Affiliated Right to one of the Acquired Ryder Entities.
Schedule 1.2 contains a description of all the Affiliated Rights of which RSI has Knowledge as of the Effective Date (provided that RSI's obligations under this Section 1.2 extend to Affiliated Rights that are not included on Schedule 1.2). RSI agrees to give the Allied Parties the opportunity to specify the particular Acquired Ryder Entity to which each Affiliated Right will be transferred; provided, however, that if the transfer of the Affiliated Right to an Acquired Ryder Entity designated by the Allied Parties would result in adverse legal or tax consequences to RSI, and if there are one or more Acquired Ryder Entities that could receive the Affiliated Rights without causing the adverse consequences, then the Allied Parties shall designate the alternative Acquired Ryder Entity to receive the Affiliate Rights. The term "Business Assets" shall refer collectively to the Affiliated Rights and all rights, assets and benefits, tangible and intangible, owned or held by the Acquired Ryder Entities. To the extent that any Business Assets (for example, contract or lease rights) are also associated with or used in a material manner in business activities of Ryder other than the Conveyed Ryder Business, then, unless the Parties mutually agree to do otherwise (i) if such Business Assets are susceptible of transfer, RSI shall convey and transfer or cause the conveyance and transfer of such Business Assets to the Allied Parties and retain a license or lease to use such Business Assets for non-Conveyed Ryder Business purposes and for purposes that are not in violation of Ryder's obligations under the Restrictive Covenant Agreement, or (ii), if the Business Assets are not susceptible of transfer, RSI shall license or lease the Allied Parties such Business Assets and RSI shall agree, in the license or lease, not to use such Business Assets for Conveyed Ryder Business purposes or for purposes that are in violation of Ryder's obligations under the Restrictive Covenant Agreement. The Business Conveyance shall include, among other things, warranty obligations of suppliers to refund, pay, repair, replace or remediate in connection with defects or other warranty claims arising in connection with the Acquired Ryder Entities, including all pending refunds and recoveries, however, Ryder shall be entitled to receive and/or retain any refunds or reimbursements from any state environmental trust fund relating to properties retained by RSI after the Closing or properties with respect to which RSI has an indemnity obligation under Article 9.

     1.3 Retained Matters. Notwithstanding the sale of the Shares and the NLLC Membership Interests and the Business Conveyance, the Parties agree that the assets set forth on Schedule 1.3 - Part 1 and the liabilities, contracts, and executory obligations set forth on Schedule 1.3 - Part 2 shall be retained or assumed by RSI or a Ryder Affiliate and that RSI shall take such actions prior to Closing as Allied, on



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behalf of the Allied Parties, shall reasonably require to ensure that such
assets, liabilities, contracts and executory obligations [          ]* set
forth in Schedule 1.3 - Part 1 and Schedule 1.3 - Part 2 (collectively, the "Retained Matters") are diverted from the Acquired Ryder Entities prior to Closing and are not transferred to the Acquired Ryder Entities. RSI shall be responsible for and shall bear the costs of such actions and shall compensate
Allied for any adverse tax consequence arising therefrom. [          ]*.

     1.4 Unadjusted Purchase Price. Subject to the Purchase Price Adjustment provided for in Section 1.5 and Section 7.1, in consideration of the Business Conveyance, at the Closing, the Allied Parties shall pay to RSI an "Unadjusted Purchase Price" in immediately available funds in an amount that is equal to $7,400,000 above RSI's investments in and advances to RCMC, RACS and NLLC ("Net Worth") as shown on an "Interim Closing Balance Sheet", with both the Net Worth determination to be made and Interim Closing Balance Sheet to be prepared in good faith, in accordance with generally accepted accounting principles applicable to the United States of America, consistently applied ("GAAP") by RSI and submitted to Allied for review and comment five (5) days prior to the Closing Date. The Interim Closing Balance Sheet shall be based on the financial condition of RACS, RCMC and NLLC as of the most recent month-end for which the RACS, RCMC and NLLC accounting records are closed. If the Unadjusted Purchase Price were calculated based on the Net Worth of RACS, RCMC and NLLC as shown on the March 31, 1997 Balance Sheet of RACS (the "March 31 Balance Sheet") which is attached as Schedule 1.4 - Part 1, the Unadjusted Purchase Price would be $114,500,000 to be allocated as set forth on Schedule 1.4 - Part 2.

     1.5 Post-Closing Purchase Price Adjustments.

         (a) Preparation of Final Closing Balance Sheet and Closing Statement. As promptly as practicable after the Closing Date (but in no event later than sixty (60) days after the Closing Date), RSI and its auditors, in close consultation with Allied and its auditors and upon completion of a post-Closing audit of RACS, RCMC and NLLC by RSI's auditors, shall cause a "Final Closing Balance Sheet" to be prepared as of the Closing Date in accordance with GAAP and, in addition, shall cause a "Closing Statement" to be prepared. The Closing Statement will indicate RSI's calculation of the post Closing "Purchase Price Adjustment" to be paid or received by the Allied Parties. The Purchase Price Adjustment will be the amount, if any, by which the "Final Purchase Price" differs from the Unadjusted Purchase Price. The "Final Purchase Price" shall be equal to the sum of $7,400,000 plus the consolidated Net Worth of RACS, RCMC and NLLC as shown on the Final Closing Balance Sheet. Any adjustment to the allocation set forth on Schedule 1.4 as a result of differences between the Unadjusted Purchase Price and the Final Purchase Price shall be placed on the allocation ascribed to the purchase of the RACS Shares.

         (b) Notice of Dispute or Agreement. Within thirty (30) days after the Allied Parties' receipt of the Final Closing Balance Sheet, the Closing Statement and the calculation of the Final Purchase Price, Allied will provide RSI with written notice indicating whether Allied agrees or disagrees with the Final Closing Balance Sheet, the Closing Statement and the calculation of the Final Purchase Price. If Allied disputes any of the above, such notice will include Allied's calculation of each disputed amount and the basis for Allied's disagreement with such amount as calculated by RSI. If Allied agrees



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with the Final Closing Balance Sheet, the Closing Statement and the calculation of the Final Purchase Price or if Allied fails to deliver to RSI the written notice within the thirty day period, the Closing Statement, the Final Closing Balance Sheet, and the calculation of the Final Purchase Price will be deemed final.

         (c) Dispute Resolution. Within ten (10) days after RSI's receipt of any notice of disagreement with the Final Closing Balance Sheet, the Closing Statement or the calculation of the Final Purchase Price, the Allied Parties and RSI will begin good faith negotiations to resolve such disagreement. If the Allied Parties and RSI are unable to resolve such disagreement within ten (10) days after such negotiations begin, then they will submit such disagreement for resolution to Deloitte & Touche LLP, Coopers & Lybrand L.L.P., Price Waterhouse LLP or Ernst & Young LLP (the "Settlement Auditor"), with the choice of the specific Settlement Auditor requiring the mutual agreement of Allied and RSI. Allied and RSI will cooperate with the Settlement Auditor and will proceed in good faith to cause the Settlement Auditor to resolve the disagreement within thirty (30) days after the disagreement is submitted to the Settlement Auditor. All fees and expenses of the Settlement Auditor will be paid by the Party whose calculation of the Final Purchase Price was farthest from the Final Purchase Price determined by the Settlement Auditor.

         (d) Determination of Settlement Auditor. The Settlement Auditor, in its sole discretion, will determine (a) the nature and extent of the participation by the Allied Parties, RSI, and their respective Representatives (as defined in Section 3.2(a)) in connection with the resolution of any disagreement submitted to the Settlement Auditor, (b) the nature and extent of information that the Allied Parties and RSI may submit to the Settlement Auditor for consideration in connection with such resolution, and (c) the personnel of the Settlement Auditor who will review such information and resolve such disagreement. The Settlement Auditor's resolution of the underlying disagreement will be reflected in a written report which will be delivered promptly to, and will be final and binding upon, Allied and RSI. The Closing Balance Sheet, the Final Closing Statement and the calculation of the Final Purchase Price will be adjusted to reflect any such resolution by the Settlement Auditor and, as adjusted, will be deemed final and binding upon and shall not be subject to appeal by the Parties.

         (e) Payment of Purchase Price Adjustment. Within ten (10) business days after the earlier to occur of (a) the Parties' agreement with respect to the Final Closing Balance Sheet, the Closing Statement and the calculation of the Final Purchase Price, or (b) the delivery of the report of the Settlement Auditor as provided in Section 1.5(d), to the extent that there is a positive Purchase Price Adjustment, the Allied Parties shall pay the Purchase Price Adjustment, or, to the extent that the Final Purchase Price is less than the Unadjusted Purchase Price, RSI shall pay the Allied Parties the difference. Any such payment will be made by wire transfer of immediately available funds to such account as the Party entitled to receive such payment specifies in writing to the Party required to make such payment.

     1.6 Adjustments. In preparing the Interim Closing Balance Sheet, the Final Closing Balance Sheet and the Closing Statement and in determining the Unadjusted Purchase Price and the Final Purchase Price, the values (amounts) of assets and liabilities accounted for in the March 31 Balance Sheet, including reserves, shall be based upon the March 31 Balance Sheet, as updated to reflect the



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results of operations in subsequent periods in accordance with GAAP consistently applied, and no adjustment to the value of an asset, liability or reserve contained or reflected in the March 31 Balance Sheet which has the direct or indirect effect of increasing the Net Worth of RACS and/or RCMC or their subsidiaries (except to reflect profits or losses from subsequent operations, the Transactions, the settlement or final determination of third party claims, arms-length transactions with unaffiliated third parties or with respect to non-extraordinary adjustments to reserves for legal expenses, restructuring costs, operating taxes, cargo damages and non-material miscellaneous reserves) shall be made nor shall such adjustments, if any, be included in the determination of the Unadjusted Purchase Price or Final Purchase Price.

                             ARTICLE TWO - CLOSING

     2.1 Closing Date. Subject to the fulfillment of the conditions precedent specified in Articles Seven and Eight, the Transactions shall be consummated at a closing (the "Closing") to be held at 10:00 a.m. local time at the offices of Troutman Sanders LLP in Atlanta, Georgia on the earlier of December 31, 1997 or on a date mutually agreeable to the Parties, within ten (10) days (or the next business day if such tenth day is not a business day) after the date on which the closing of the Allied Parties' financing arrangements with respect to the Transactions has occurred. The date and time at which the Transactions are consummated shall be referred to as the "Closing Date". In the event that, prior to the Closing Date but after the Effective Date, the Allied Parties become aware of or are advised of facts or events relating to the Conveyed Ryder Business or the Acquired Ryder Entities that have had or could reasonably be expected to have a Material Adverse Effect, then the Allied Parties, in addition to being entitled to exercise any other rights under this Agreement, in its sole discretion, may elect to reschedule the Closing Date to a later date in order to address any issues raised by the facts or events. If the Allied Parties elect to reschedule the Closing Date as provided in the preceding sentence, then they shall give RSI, prompt written notice setting forth (a) their election to reschedule the Closing Date, (b) the rescheduled Closing Date, and (c) the facts or events of which they have become aware of or which were disclosed to it leading to its decision to reschedule the Closing Date, provided, however, in no event shall the rescheduled Closing Date be later than December 31, 1997.

     2.2 Deliveries of RSI. At the Closing, RSI shall deliver to the Allied Parties, in form and substance satisfactory to the Allied Parties, the following:

         (a) Stock certificates representing the Shares, which certificates shall be duly endorsed in blank for transfer or accompanied by properly executed stock powers, certificates representing the NLLC Membership Interests, which certificates shall be duly endorsed in blank for transfer, and any documentation reasonably requested by the Allied Parties that is necessary or appropriate to transfer all of the Shares and the NLLC Membership Interests in accordance with Section 1.1 and to consummate the Transactions.

         (b) Evidence of conveyance or transfer to the Allied Parties (for example, a bill of sale, an assignment of rights), effective at the Closing, free and clear of any Liens, of any Business Assets not already held or owned by any Acquired Ryder Entity as of the Closing.




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         (c) All of the documents, instruments, certificates and schedules required to be delivered under Sections 1.2 and 1.3 and Article Seven of this Agreement.

     2.3 Deliveries of the Allied Parties. At the Closing, the Allied Parties shall pay or deliver or cause to be paid or delivered, as the case may be, to RSI in form and substance satisfactory to RSI, the following:

         (a) The Unadjusted Purchase Price as provided in Section 1.4.

         (b) All of the documents, instruments and certificates required to be delivered under Article Eight of this Agreement and any other documentation reasonably requested by RSI which is necessary or appropriate to consummate the Transactions.

                    ARTICLE THREE - MISCELLANEOUS COVENANTS

     3.1 Confidentiality.

         (a) For purposes of this Section 3.1, the Allied Parties shall be deemed a single Party. The Parties acknowledge that they have been and will continue to be exposed to or provided with confidential and proprietary information about the Transactions and the business of Allied and the business of Ryder. Accordingly, each Party hereby agrees that it will not for any purpose (other than as expressly contemplated by this Agreement or except as the other Party may otherwise agree in writing) use or disclose to any person or entity (i) any "Trade Secret" of the other Party or any Affiliate of the other Party for as long as the information continues to constitute a Trade Secret, or (ii) any "Confidential Information" of the other Party or any Affiliate of the other Party for a period of three (3) years following the Closing Date or the date on which the obligations to close have terminated, as the case may be. The confidentiality obligations under this Section shall not apply to information that is common knowledge within the vehicle transport industry or that is legally accessible to the public without confidentiality restriction.

         (b) The following terms shall have the following meanings when used in this Agreement:

             (i) "Trade Secrets" of a person or entity means information or data of or about that person or entity, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, pricing or operational methodology, or lists of actual or potential customers, clients, suppliers, distributees, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.



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             (ii)  "Confidential Information" of a person or entity means non-public information or data of or about that person or entity that is not a Trade Secret for purposes of the definition in (i), but with respect to which the person or entity has a reasonable expectation that such information or data shall be maintained in confidence. The Parties agree that the terms and conditions of this Agreement shall be deemed "Confidential Information" of each Party except to the extent that those terms and conditions are publicly accessible as part of a document filed with a Governmental Authority.

             (iii) An "Affiliate" of a business entity means any corporation, partnership, limited liability entity or other entity or enterprise that, directly or indirectly, is controlled by, controls or is under common control with the entity. For purposes of the preceding sentence, the word "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity or enterprise, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     3.2 Access to Premises, Records, Properties, Suppliers, Customers, Representatives and Employees; Delivery of Interim Financial Statements.

         (a) During the period from the Effective Date through the Closing
Date (the "Pre-Closing Period"), RSI agrees to permit, or cause the Acquired Ryder Entities and shall use reasonable efforts to cause any other relevant person or entity to permit, the Allied Parties and their "Representatives" (defined as representatives, agents, advisors, consultants, contractors, counsel and accountants), to have reasonable access at all reasonable times during normal business hours to all information, documents, facilities, equipment, contracts, business records, customers, suppliers, and Representatives of or pertaining to the Acquired Ryder Entities, other than the Retained Assets, and the Conveyed Ryder Business, and to furnish to the Allied Parties and their Representatives such financial and operating data and other information with respect to the Conveyed Ryder Business, properties, liabilities and assets of the Acquired Ryder Entities, other than the Retained Assets, and the Conveyed Ryder Business, as the Allied Parties may reasonably request. RSI agrees to cause the respective officers and employees of each Acquired Ryder Entity and any relevant Ryder Affiliate to cooperate with all reasonable requests by the Allied Parties and their Representatives in order to enable the Allied Parties to become fully informed about the Conveyed Ryder Business and the earnings, financial condition, prospects, properties, assets, liabilities and obligations of the Acquired Ryder Entities, other than the Retained Assets. Any such access and inquiry shall be conducted in a reasonable manner so as not to disrupt the conduct of business, and Ryder shall not be required to utilize personnel at premium or overtime pay in connection with fulfilling their obligations under this Section 3.2(a).

        (b) During the Pre-Closing Period, RSI agrees to permit, and to cause the Acquired Ryder Entities and shall use reasonable efforts to cause any other relevant person or entity to permit, the Allied Parties and their Representatives to talk to and meet with, at reasonable times and after giving reasonable notice to RSI of their intention to do so, any Governmental Authority and the suppliers, customers, employees, independent contractors and Representatives of the Acquired Ryder Entities and



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any Ryder Affiliate that has been actively involved in the Conveyed Ryder
Business other than the Retained Assets.

         (c) RSI shall prepare and deliver to Allied, no later than forty-five
(45) days after the close of each 1997 calendar quarter until the Closing occurs, quarterly and year-to-date financial statements, consisting of a balance sheet and income statement, for RACS, RCMC and NLLC. RSI shall prepare and deliver to Allied monthly income statements for July for RACS, RCMC and NLLC no later than September 15, 1997 and shall prepare and deliver to Allied other monthly income statements, to the extent prepared, for RACS, RCMC and NLLC within a reasonable time after their preparation.

         (d) Ryder covenants that within five (5) business days after request of Allied that it shall deliver to Allied executed authorizations of Ryder directed to all Governmental Authorities designated by Allied, including, but not limited to the building, health and fire departments of the municipality in which the Real Properties are situated and other relevant government authorities and bodies having jurisdiction over the Real Properties, allowing inspections and the release of details of any "Work Orders" to Allied and further allowing the release of any other currently available information requested by Allied to Allied and its attorneys.

         (e) Within ten (10) days of the execution of this Agreement, RSI shall produce for the Allied Parties' inspection and copying at the offices of RACS at Troy, Michigan, the original or duplicate certificates of title for all transportation equipment owned or leased by the Acquired Ryder Entities.

     3.3 Publicity. For purposes of this Section 3.3, the Allied Parties are deemed a single Party. Each Party through the Closing Date agrees to obtain the approval of the other Party prior to issuing or cooperating in the issuance of any press release, or written public statement or announcement or disclosure with respect to the Transactions; provided, however, that announcements or disclosures required by any federal, state, provincial, local or foreign law, regulation, statute or ordinance or any ruling, order, judgment or directive of any "Governmental Authority" (as defined in Section 4.8(a)(vi)) (the foregoing, being collectively referred to as "Laws") may be made without the approval of the other Party if the disclosing Party has provided notice to the other Party within twenty-four (24) hours of the requirement by the Governmental Authority and a copy of the announcement or disclosure to the other Party at least three
(3) hours prior to publication and has sought to obtain any protective orders or similar protections available under Law if the other Party has requested that it do so.

     3.4 Acquisition Proposals. RSI shall not, directly or indirectly, (and RSI shall not allow, encourage or authorize any Acquired Ryder Entity, any Ryder Affiliate or any Representative to): (a) solicit, initiate or encourage (or authorize any person or entity to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity other than the Allied Parties relating to (i) any acquisition or purchase of all or a material portion of the Business Assets, or any equity interest in, or any merger, consolidation or business combination with any Acquired Ryder Entity, or (ii) any transaction inconsistent, in whole or in part, with the Transactions; or (b) participate in any discussions or negotiations regarding, furnish to any person or entity other than the Allied Parties any information with respect to, or further any effort or attempt by any person to do or seek any of the foregoing. RSI will



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promptly notify the Allied Parties if it becomes aware of any such discussions, inquiries, proposals, or offers. The obligations of RSI in this Section 3.4 shall expire at the earlier to occur of the Closing Date or the date on which the obligations to close have terminated.

     3.5 Approvals and Consents. Each Party agrees with the others that it will cooperate and use its reasonable best efforts to give all notices and obtain as soon as is reasonably practicable all "Consents" (as defined in Appendix A) required for consummation of the Transactions.

     3.6 Expenses. RSI will pay all fees and expenses, including Representative fees, incurred by it or any Acquired Ryder Entity or Ryder Affiliate in connection with this Agreement and the Transactions. The Allied Parties will pay all fees and expenses, including Representative fees, incurred by them in connection with this Agreement and the Transactions. Notwithstanding anything to the contrary in this Agreement, from and after the date of this Agreement, without the express prior written consent of the Allied Parties for RSI to do otherwise, RSI shall ensure that no Acquired Ryder Entity is billed for or otherwise rendered responsible for any fees or expenses in connection with the Transactions.

     3.7 Restrictive Covenant Agreement. At the Closing, as a material component of the Transactions, the Allied Parties and RSI shall enter into a Restrictive Covenant Agreement (the "Restrictive Covenant Agreement") in a form that has been agreed upon by the Parties.

     3.8 Costs of Termination of Employees. RSI shall be responsible for up to fifty percent (50%) of the cost arising from termination of any and all Acquired Ryder Entity employees whose employment is terminated (or caused to be terminated by an Acquired Ryder Entity) by an Allied Entity (whether expressly or constructively) within one hundred and eighty (180) days after the Closing Date provided, however, that the Allied Parties shall provide to RSI within ninety (90) days of the Closing Date a list of those employees whose employment it has or anticipates terminating within the one hundred and eighty (180) day period. Without limiting the generality of the foregoing, "cost" shall include severance payments, payments in lieu of notice or wages paid during notice, benefit replacement or continuation payments (including pension), termination pay, and the like, whether arising from legislation, contract or equity, and, with respect to Canadian severance payments, "cost" also shall include any legal fees, interest, penalties, tariffs or the like. Allied shall be entitled to rely upon its own good faith legal advice regarding Canadian severance package entitlement and RSI shall be bound by Allied's findings in that regard. The total amount of cost RSI shall be required to bear under the first sentence of this Section 3.8 shall not exceed Two Million Five Hundred Thousand ($2,500,000.00) Dollars. The cost sharing arrangement contemplated in this
Section 3.8 shall be predicated upon the direct payment to the terminated employee of all monetary entitlement arising from termination. The Final Closing Balance Sheet shall contain reserves reflecting RSI's obligation under this
Section 3.8. In the event such reserves are excessive, RSI shall receive such excess within sixty (60) days after the expiration of the one hundred eighty
(180) day period. The Allied Parties or an Acquired Ryder Entity shall be entitled to engage any terminated Acquired Ryder Entity employee in a part-time or temporary capacity without affecting the cost sharing arrangement contemplated above, provided that such engagement does not exceed the equivalent of an additional ninety (90) business days after the one hundred eighty (180) day period. Attached to this Agreement as Schedule 3.8 are copies of the form Ryder severance policies and




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agreements that Allied will be expected to honor after the Closing, and Allied hereby agrees to comply with the obligations under such policies and agreements provided that RSI shall have no obligation to disclose on Schedule 3.8 the amounts of any stay-on bonuses that RSI is obligated to pay. Notwithstanding anything to the contrary in any "Ryder Agreement" or "Allied Agreement" (as defined in Section 4.1 and 5.1, respectively) and other than the severance payment obligations assumed by Allied in the immediately preceding sentence or the accrued bonuses described on Schedule 3.8 - Part 2, RSI shall be and remain responsible for any and all stay-on bonus payments promised to Acquired Ryder Entity employees by RSI, and all such employees are identified on Schedule 3.8
- Part 3.

     Schedule 3.8 - Part 4 lists each currently in effect contract between an Acquired Ryder Entity and any employee with respect to severance or bonus matters and also listed are the severance and bonus amounts (except stay-on bonus amounts) owed to each such employee. RSI agrees that the pro-rata portion of any bonuses, severance or other employee benefits earned by all RACS, RCMC and NLLC employees prior to the Closing will be reflected in the Final Closing Balance Sheet and the Allied Parties agree that they shall pay or cause the Acquired Ryder Entities to pay such amounts to the affected employees in accordance with such contracts. Any amount not paid shall be refunded to RSI.

     3.9 Resignation of Officers and Directors. At or prior to the Closing RSI shall cause each corporate officer and member of the Board of Directors of each Acquired Ryder Entity to tender his or her resignation as a corporate officer or a member of the Board of Directors, in a written form specified in advance by Allied and shall deliver the resignations to Allied at the Closing.

     3.10 Conveyance, License and Use of Intellectual Property Rights.

         (a) The Parties agree that notwithstanding anything to the contrary in this Agreement, as a result of the Transactions, the Allied Parties will own, directly or indirectly, all "Intellectual Property" (as defined below) owned by an Acquired Ryder Entity or otherwise used within the twelve (12) months prior to the Effective Date exclusively in the Conveyed Ryder Business. The Allied Parties agree to grant RSI or another Ryder Affiliate designated by RSI a no cost license (the "License Back"), with source code access, to use such Intellectual Property for internal business purposes that do not constitute a violation of the Restrictive Covenant Agreement and that are not in competition with or inconsistent with the conveyance of the Conveyed Ryder Business, with such license to be perpetual, assuming no breach by RSI of the terms of the License Back, and cost free. The terms of the License Back shall be set forth in a mutually acceptable license agreement. The Allied Parties agree not to use, other than as reasonably necessary during a transitional period after Closing, for trade or marketing purposes, the name "Ryder," any service marks or logos associated with the name "Ryder" or any variant of such name, service marks or logos; provided, however, that Allied shall have a reasonable period of time after the Closing to remove or obscure the Ryder name and any associated service marks or logos from any vehicles or signage and to begin use of business forms, business cards and similar items not containing the Ryder name or any associated marks or logos (up to a maximum period of time post-Closing, (i) with respect to removal or obscuring of service marks or logos from vehicles, of 360 days, and (ii) with respect to changing of signs, cessation of use of business forms, business cards and similar items, and all other matters, of 180 days). Allied will reimburse RSI for any reasonable costs and



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expenses arising from Allied's failure for whatever reason to remove or obscure the Ryder name after the Closing. For purposes of this Agreement, "Intellectual Property" shall mean collectively (i) copyrights, copyright registrations or applications, trademarks and service marks, trademark and service mark registrations or applications, moral rights, and any other rights to any form or medium of expression, (ii) Trade Secrets, privacy rights, and any other protection for confidential information or ideas, (iii) patents, patent registrations and patent applications, (iv) any items, information or theories that are protectable or registrable under any of the copyright, trademark, patent, Trade Secret, confidentiality or other similar laws, and (v) any other similar rights or interests, recognized by applicable law. Without limiting the generality of the matters set forth in this Section 3.10(a), Schedule 3.10(a) sets forth specific Intellectual Property matters that RSI shall be required to accomplish prior to the Closing. Notwithstanding anything to the contrary in this Agreement, RSI shall not convey any trademark, service mark, trademark or service mark registration or application or logo bearing or embodying the name "Ryder" or any Intellectual Property that constitutes a Retained Matter to the Allied Parties or any goodwill associated with such items (provided that this provision shall not impair the conveyance to the Allied Parties of goodwill associated with Business Assets other than the foregoing marks, logos, names or registrations).

         (b) Prior to the Closing, RSI shall use reasonable efforts to cause those Acquired Ryder Entity employees, personnel and contractors specified by the Allied Parties on Schedule 3.10(b) to execute and deliver to RSI a standard form "Non-Disclosure and Trade Secret Protection Agreement" in a form mutually agreeable to the Parties.

         (c) Prior to the Closing, RSI shall use reasonable efforts to cause those persons and entities identified on Schedule 3.10(c) (which include, among others, persons and entities that have provided Ryder with computer software and technology development services) to execute and deliver to RSI a "Work for Hire/Ownership Assignment Agreement" in a form mutually agreeable to the Parties.

         (d) Prior to the Closing, RSI shall use reasonable efforts to cause those entities identified on Schedule 3.10(d) (which include, among others, third parties providing outsourcing services to Ryder) to execute and deliver to RSI a "Confidentiality and No Hire Agreement" in a form mutually agreeable to the Parties.

     3.11 Miscellaneous Ancillary Agreements. At the Closing, the following additional agreements shall be executed and delivered:

         (a) a marketing and transportation contract between [ ]* in a form mutually agreeable to the Parties.

         (b) a transition services contract between Ryder and Allied in a form mutually agreeable to the Parties providing for Ryder to furnish Allied with certain transitional services not otherwise the subject of specific agreement between the Parties for a period of up to 360 days with Ryder providing such services at an agreed upon price or, in the absence of such written agreement,
at its cost plus a [          ]* premium;





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         (c) an agreement between [              ]* and [         ]* for
[          ]* to provide transportation services in a form mutually agreeable to the Parties; and

         (d) an agreement between [        ]* and [        ]* giving [        ]*
a right of first refusal and/or right of first negotiation to handle services
previously provided by [        ]* to [        ]* in a form mutually agreeable
to the Parties.

     3.12 Miscellaneous Tax Related Covenants.

         (a) General Tax Understanding and Tax Sharing Agreements.

             (i) The parties agree that RSI will bear the economic consequences of all foreign, federal and state Taxes for the periods up to and including the Closing Date, and that the Acquired Ryder Entities owned by the Allied Parties will bear the economic consequence of all foreign, federal and state Taxes for all periods subsequent to the Closing Date. The income of the Acquired Ryder Entities shall be apportioned to the period up to and including the Closing
Date and the period after the Closing Date by closing the books of the Acquired Ryder Entities as of the end of the Closing Date. Where returns are required to be filed for Taxes involving periods that begin before and end after the Closing Date, the parties shall apportion the Taxes for the period up to and including the Closing Date and the period after the Closing Date. RSI shall have the right to retain any net operating loss carryovers or capital loss carryovers of the Acquired Ryder Entities under Treasury Regulation Section 1.1502-20(g).

             (ii) RSI shall cause any and all tax sharing agreements to which any of the Acquired Ryder Entities is a party to be terminated effective as of the Closing Date so that none of the Acquired Ryder Entities (or any other party thereto) shall have any rights or liabilities thereunder except as set forth herein. On or before the Closing Date, RSI, in consultation with, and with the concurrence of, Allied, shall prepare an estimate of all federal and state Taxes owed for all tax years, and portions of tax years attributable to periods, ending on or before the Closing Date, and RSI will pay to the Acquired Ryder Entities or the Acquired Ryder Entities shall pay to RSI such estimated amount, as the case may be. Allied shall cooperate with RSI and shall be entitled to review and approve the compilation, preparation and filing of final foreign, federal and state Tax Returns for the Acquired Ryder Entities (which approval shall not be unreasonablly withheld) by RSI, and RSI shall make a final adjustment for any difference between the estimated amount paid on or before the Closing Date and the final amount shown on such Tax Returns no later than the earlier to occur of (i) sixty (60) days after the date RSI provides all information necessary to verify the amounts contemplated in this Section 3.12(a) (including, but not limited to, final Tax Returns for the period up to and including the Closing Date) or (ii) thirty (30) days following the due date, as extended, for the filing of such returns, and any such payments shall be consistent with Section 3.12(a)(i) above. In preparing, calculating, and compiling the estimated amount of federal and state Taxes, the Tax Returns and the final adjustment, no attribution of income or expense based upon allocations between commonly controlled entities shall be made except in accordance with



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past practice and GAAP. Any dispute arising under this Section 3.12 shall be submitted to the Settlement Auditor for resolution.

         (b) Returns and Reports. RSI shall cause each of the Acquired Ryder Entities to file any and all returns and reports with respect to Taxes which are required to be filed for tax periods ending on or before the Closing Date (a "Pre-Closing Tax Return") and pay all amounts shown to be due on such Pre-Closing Tax Returns to the appropriate taxing authority. Unless otherwise agreed to by RSI and Allied, RSI shall cause each of the Acquired Ryder Entities to file any and all Tax Returns and reports with respect to Income and franchise Taxes which are required to be filed for tax periods ending after the Closing (to the extent such tax periods commence before the Closing). Allied shall cause each of the Acquired Ryder Entities to file any and all Tax Returns and reports with respect to all Taxes other than Income and franchise Taxes which are required to be filed for tax periods ending after the Closing (to the extent such tax periods commence before the Closing). For purposes of the preceding sentence, RSI shall cooperate with Allied in identifying such Tax Returns. Allied shall be responsible for filing all Tax Returns for periods beginning after the Closing. Each party hereby warrants that any information provided to the other party pursuant to this Section 3.12(b) will be accurate in all respects, and each party shall indemnify the other party for any losses for Taxes incurred as a result of any inaccurate information provided hereunder, which obligation shall continue until the expiration of the applicable statute of limitations for such Taxes.

         (c) Tax Books and Records

             (i) Each Party shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a timely and mutually convenient basis to provide additional information and explanation of any material provided hereunder. RSI and the Allied Parties agree (A) to retain all books and records with respect to Tax matters pertinent to the Acquired Ryder Entities relating to any taxable period beginning before the Closing Date until the expiration of any applicable statute of limitations (and, to the extent notified by the Allied Parties or RSI, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, to the extent timely notification of any such agreements is made, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such material books and records and, if the other party so requests, Allied or RSI, as the case may be, shall allow the other party to take possession of such books and records.

             (ii) The Allied Parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).




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             (iii) The Allied Parties and RSI further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (d) Tax Audits; Litigation. RSI and the Allied Parties shall cooperate with each other in the conduct of any audit or other proceedings involving the Acquired Ryder Entities and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. RSI shall, at its own expense, control the preparation of any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or claim arising out of a pre-closing tax period for which RSI shall have filed a Return under Section 3.12(b), it being understood that RSI shall not settle or otherwise dispose of any Tax issue which would set a precedent for later tax periods or has or may reasonably be expected to have a recurring effect on the Tax liability of the Acquired Ryder Entities without the prior consent of Allied, which consent shall not be unreasonably withheld. RSI shall be entitled to the benefits of any refunds and credits and shall be liable for the payment of any assessments (including, but not limited to, interest and penalties, if any) resulting from or related to a pre-closing tax period, if, and to the extent, such refunds, credits or assessments (including, but not limited to, interest and penalties, if any) are not reflected on the Closing Balance Sheet.

         (e) Deferred Taxes. Within sixty (60) days after the Closing Date and in connection with the preparation of the Final Closing Balance Sheet, RSI shall prepare and deliver to Allied a deferred tax inventory worksheet (the "Worksheet") setting forth the amount of deferred taxes for the Acquired Ryder Entities. It is anticipated that the Worksheet will be based on the Final Closing Balance Sheet of the Acquired Ryder Entities. To the extent there is any change in the amount of deferred taxes set forth in the Interim Closing Balance Sheet and the Final Closing Balance Sheet, the Purchase Price shall be adjusted in accordance with Section 1.5. On or before the dates the Tax Returns are filed but in no event later than September 30, 1998, RSI shall revise the Worksheet to take into account any final adjustments in the amount of deferred taxes based upon completion of all Income Tax Returns covering any pre-closing period for all Acquired Ryder Entities. RSI shall pay Allied the net amount of any increase in the net deferred Tax Liability of the Acquired Ryder Entities as reflected on the revised Worksheet, and Allied shall pay RSI the net amount of any decrease in the net deferred Tax Liability of the Acquired Ryder Entities as reflected on the revised Worksheet. If there are any subsequent tax assessments or refunds for any of the Acquired Ryder Entities relating to a period ending on or before the Closing Date that result in a change in the amount of deferred taxes as reflected on the Worksheet, RSI shall pay to Allied the amount of any increase in net deferred Tax Liability or Allied shall pay to RSI the amount of any decrease in net deferred Tax Liability, as the case may be. To the extent any adjustment provided in Section 3.12(a) is duplicative with any adjustment under this Section 3.12(e) or Section 1.5(a), such adjustment shall be made under this Section 3.12(e).

         (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by RSI when due, and RSI will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other




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such Taxes and fees, and, if required by applicable law, RSI will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

    3.13 ERISA Matters.

         (a) Termination of Participation in RSI Sponsored Plans. RSI shall, subject to the consummation of the Business Conveyance, take whatever action is necessary or appropriate to terminate as of the Closing Date (except as otherwise set forth in this Agreement), the participation of the Acquired Ryder Entities with respect to those employees of the Acquired Ryder Entities who are employed by the Allied Parties or any of their subsidiaries or affiliates as of the Closing Date ("Transferred Employees") in all of the Plans except those sponsored by the Acquired Ryder Entities.

         (b) Transferred Employees Benefits Under Defined Benefit Pension Plans Sponsored by RSI. RSI shall retain liability for all benefits accrued by Transferred Employees under the Ryder Automotive Operations, Inc. Pension Plan prior to its merger into the Ryder System, Inc. Retirement Plan ("RSI Retirement Plan"), and all benefits accrued under the RSI Retirement Plan thereafter until the Closing Date. RSI shall fully vest all Transferred Employees in their accrued benefits under the RSI Retirement Plan as of the Closing Date and maintain the RSI Retirement Plan on a frozen basis with respect to such Transferred Employees.

         (c) Ryder System, Inc. Employee Savings Plan A and Ryder System Inc. Employee Savings Plan B. Effective as of the Closing Date, the Transferred Employees shall no longer make contributions or receive matching contributions in the Ryder System, Inc. Savings Plan A and Ryder System Inc. Savings Plan B (collectively the "RSI Savings Plans"), and RSI shall have taken all such action prior to the Closing Date as may be required to achieve this result. Each Transferred Employee shall, as of the Closing Date, become fully vested in his or her account balance under the RSI Savings Plans. RSI shall, to the extent permissible under applicable Laws, take whatever actions are necessary or appropriate to effect a trust-to-trust transfer of the accounts of Transferred Employees in the RSI Savings Plans into a plan designated by the Allied Parties to accept the transferred accounts, and the Allied Parties shall take whatever actions are necessary or appropriate in order for such plan to accept the transferred accounts.

         (d) Retiree Welfare Benefits. From and after the Closing Date, the Acquired Ryder Entities will administer their obligation to provide, without change or alteration, retired employees with the benefits currently provided under the pre-funded Ryder Automotive Carrier Division Retiree Medical Plan for existing retirees. RSI will, prior to Closing, take appropriate actions to cancel for non-retired employees the pre-funded Ryder Automotive Carrier Division Retiree Medical Plan, and RSI will, to the extent required, issue refunds.

         (e) Executive Compensation. RSI shall take any and all actions necessary to discharge its obligations to the Transferred Employees with respect to each executive compensation arrangement (including but not limited to any arrangement involving deferred compensation benefits or the funding thereof, severance benefits (subject to Section 3.8) and any other equity-based or non-equity-based




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compensation) in effect as of the Closing Date with or for the benefit of any
Transferred Employee, each of which arrangement RSI hereby represents and warrants, have been disclosed in writing to Allied prior to the date hereof.

         (f) Claims Under Plans. RSI shall be responsible for handling, at its expense, prior to Closing, any claims under any of the foregoing Ryder plans or additional plans and, to the extent not reflected in reserves on the Final Closing Balance Sheet, shall pay to covered employees after Closing for any benefits arising under such plans or accruing prior to Closing.

     3.14 Cooperation of the Parties. The Parties shall use their best efforts to cooperate with each other and with their respective Representatives in connection with any acts or actions required to be taken as part of or as a condition to their respective obligations under this Agreement.

     3.15 Further Action. Each Party agrees to use their best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable Laws or otherwise, to consummate and make effective the Transactions, and each Party agrees not to take any action inconsistent with that Party's obligations under this Agreement. From and after the Closing Date, RSI agrees to take, and to cause any Ryder Affiliate to take, such further actions and execute such additional agreement or agreements as may be reasonably requested by the Allied Parties or as may be reasonably necessary to fully vest in the Allied Parties all right, title and interest in and to the Shares and the NLLC Membership Interests, any Business Assets not owned by an Acquired Ryder Entity, and all benefits of the Conveyed Ryder Business and to consummate the Transactions.

     3.16 Advise of Changes. From the date of execution of this Agreement until the Closing or the date on which the obligations to close terminate, RSI shall promptly, and no later than three (3) days after becoming aware of such a fact or event, notify the Allied Parties of any fact or event, of which RSI is aware and which is not otherwise expressly disclosed in this Agreement, that has had or could reasonably be expected to have, a Material Adverse Effect. From the date of execution of this Agreement until the Closing or the date on which the obligations to close terminate, the Allied Parties shall promptly, and no later than three (3) days after becoming aware of such a fact or event, notify RSI of any fact or event, of which the Allied Parties are aware and which is not otherwise expressly disclosed in this Agreement, that has or could reasonably be expected to have, a Material Adverse Effect.

     3.17 Consent of Accountants. RSI shall, and shall use its most diligent efforts to require its independent certified public accountants to provide such information in relation to the Ryder Financial Statements as is deemed necessary by the Allied Parties in their sole discretion in order to provide assurance as to the correctness of such statements. RSI shall consent to the inclusion of the Ryder Financial Statements in any private or public offering of securities in relation to the financing for the transactions including, but not limited to, a registration statement filed with the Securities and Exchange Commission by the Allied Parties, and RSI shall use reasonable efforts to obtain any consents required of its independent certified public accountants for such purposes. Allied will pay such accountants or reimburse RSI for the reasonable charges of such Accountants for such consent and use. This covenant and agreement of Ryder shall survive the Closing.




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     3.18 Copies of Titles. At the Closing, RSI shall deliver to Allied original copies of all titles to equipment (or if lost or destroyed, replacement or duplicate copies) owned by the Acquired Ryder Entities or otherwise being conveyed to the Allied Parties.

     3.19 [              ]*

     3.20 Workers' Compensation Claims. The Parties agree to consult and to reasonably cooperate in connection with the administration of workers' compensation claims in those states where RSI is self-insured and unable to transfer the claims handling outright to Allied.

     3.21 Notice of Proceedings. In the event Ryder receives written notice of any actual, pending or threatened condemnation or expropriation proceedings relating to the Real Property, RSI shall give Allied written notice thereof within fifteen (15) days of receiving such notice.

     3.22 Miscellaneous Property Covenants. In the event the Real Property, or any improvements located thereon, are materially damaged by fire or other casualty, RSI shall give Allied immediate written notice thereof. RSI shall not (and shall take action to ensure that no Ryder Affiliate shall) (i) sell, transfer, lease, license, encumber or convey, or agree to sell, transfer, lease, license, encumber or convey, any of the Owned Real Property or any interest therein, or (ii) assign, sublease, sublicense, encumber or convey, or agree to assign, sublease, sublicense, encumber or convey, any interest in the Leased Real Property after the Effective Date without the prior written consent of Allied, which consent shall not be unreasonably withheld or delayed.


              ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF RSI

     As an inducement to the Allied Parties to enter into this Agreement and to consummate the Transactions, RSI hereby represents and warrants to the Allied Parties that the following representations and warranties are true and correct as of the date of this Agreement and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by the Allied Parties, be true and correct during the Pre-Closing Period and as of the Closing (the Parties hereby acknowledging and agreeing that an inadvertent omission from a Schedule to this Agreement by a Party shall not be deemed to be a breach of that Party's disclosure obligation if the omitted information is included on another Schedule that requires disclosure of the same information within the same or substantially similar subject matter context):

     4.1 Validity. This Agreement, with all its schedules, exhibits and other attachments, together with all Ancillary Agreements to which RSI is a party and all schedules, exhibits and other attachments (collectively, the "Ryder Agreements") shall constitute the legal, valid and binding obligation of RSI, enforceable in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings.




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     4.2 Entity Status. The entities listed on Schedule 4.2 consist of all direct or indirect subsidiaries of RACS, RCMC and NLLC and neither RACS, RCMC nor NLLC nor any other Acquired Ryder Entity owns any shares of capital stock of any other corporation or any interest in the ownership or management of any other entity. Each of the Acquired Ryder Entities other than NLLC is a corporation duly incorporated, organized and validly existing under the Laws of the jurisdiction of its incorporation as set forth on Schedule 4.2. NLLC is a limited liability company duly organized and validly existing under the Laws of Georgia. Each of the Acquired Ryder Entities has full power and authority and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. The Acquired Ryder Entities are qualified to transact business in the jurisdictions listed by their names on
Schedule 4.2, and to RSI's Knowledge, no Acquired Ryder Entity is required to be qualified to do business in any other jurisdiction.

     4.3 Authority. RSI has full power, capacity and authority to execute and deliver the Ryder Agreements to which it is a party, to perform RSI's obligations under any such Ryder Agreements and to consummate the Transactions, and all action necessary on the part of RSI to execute and deliver any such Ryder Agreements, to perform RSI's obligations thereunder, and to consummate the Transactions has been taken.

     4.4 No RSI Conflict. Provided the Consents described in Section 4.31 are obtained prior to Closing, no performance by RSI of RSI's obligations under any Ryder Agreements or the consummation of the Transactions will result in any conflict with, breach of, or default or acceleration under, any mortgage, agreement, lease, indenture, or other instrument, order, judgment, direction or decree to which an Acquired Ryder Entity is a party or by which an Acquired Ryder Entity's or RSI's respective properties or assets or any asset associated with the Conveyed Ryder Business may be bound or affected or violate any Law. Provided the Consents described in Section 4.31 are obtained prior to Closing, consummation of the Transactions will not violate, breach, offend or contravene any provision of an Acquired Ryder Entity's or RSI's Articles or Certificate of Incorporation, Bylaws, or any other corporate governance document (or, in the case of NLLC, its Operating Agreement or other organizational or governance documents) or result in any conflict with, breach of, or default or acceleration under, any mortgage, agreement, lease, indenture, or other instrument, order, judgment, direction or decree to which any Acquired Ryder Entity or RSI is a party or by which any of the properties or assets of any Acquired Ryder Entity may be bound or affected or violate any applicable Law.




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     4.5 Capital Structure.

         (a) The Shares consist of all of the issued and outstanding shares of capital stock of RACS, RCMC, OSHCO and TSC. The NLLC Membership Interests consist of all of the issued and outstanding membership interests of NLLC. The Shares and the NLLC Membership Interests have been duly and validly issued and are outstanding and fully paid and non-assessable and were offered, issued and sold in compliance with all applicable securities and other Laws. No person or entity has any right of rescission or claim for damages under any securities or other Laws with respect to the issuance of any of the Shares or the NLLC Membership Interests. None of the Shares or NLLC Membership Interests were issued in violation of any preemptive or other rights of any shareholder or member, respectively.

         (b) RSI alone owns all of the outstanding capital stock of RACS and RCMC and the NLLC Membership Interests and owns, indirectly through RACS and its subsidiaries, all of the outstanding capital stock of each Acquired Ryder Entity other than RACS, RCMC and NLLC. Schedule 4.5(b) describes (i) each series and class of capital stock or membership interests of the Acquired Ryder Entities other than RACS and RCMC, and (ii) the number of shares of such capital stock or membership interests as are authorized, issued and outstanding and (iii) the registered and beneficial owner of such shares or membership interests. All shares of such capital stock or membership interests have been duly and validly issued and are outstanding and fully paid and non-assessable and were offered, issued and sold in compliance with all applicable securities and other Laws. No person or entity has any right of rescission or claim for damages under any securities or other Laws with respect to the issuance of any of such shares of capital stock or membership interests. None of the shares of such capital stock or membership interests were issued in violation of any preemptive or other rights of any shareholder or other equity holder.

         (c) Except as disclosed in Schedule 4.5(c), (i) no Acquired Ryder Entity has outstanding any securities, other equity interests or other rights which are either by their terms or by contract convertible or exchangeable into capital stock or other equity interest nor any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other equity interest or securities convertible into its capital stock or other equity interest, and (ii) no Acquired Ryder Entity is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire or to register any shares of its capital stock or membership interests.

         (d) Except as disclosed in Schedule 4.5(d), there is no agreement to which RSI is a party restricting the transfer of any of the shares of capital stock or membership interests of any Acquired Ryder Entity.

     4.6 Title to Shares. RSI has good, valid and marketable title to the RACS Shares, the RCMC Shares and the NLLC Membership Interests, RACS has good, valid and marketable title to the OSHCO Shares and RAO has good, valid and marketable title to the TSC Shares, in each case free and




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clear of any and all Liens whatsoever and, except as disclosed in Schedules
4.5(c) or 4.5(d), no person, firm, corporation or other entity other than the Allied Parties has any agreement, option or any rights or privileges (whether by Law or through preemptive or contractual right or otherwise) capable of becoming an agreement or right to acquire any of the Shares. RSI has full right, power and authority to sell, transfer and deliver (or cause the sale, transfer and delivery of) the Shares to the Allied Parties. Upon Closing, RSI will transfer (or cause the transfer) to the Allied Parties good, valid and marketable title to the Shares, free and clear of any and all Liens.

     4.7 Records. The stock and membership interest records and minute books of each of the Acquired Ryder Entities have been furnished to or made available to the Allied Parties by RSI and fully and accurately reflect all issuances, transfers and redemptions of the capital stock and membership interests of the Acquired Ryder Entities, correctly show the total number of shares and stated capital of such capital stock and membership interests issued and outstanding on the date of this Agreement, correctly reflect the minutes of all meetings or consent actions of the Acquired Ryder Entities and correctly show all material corporate action taken by the directors and shareholders of the Acquired Ryder Entities (including actions taken by resolution) contain true and complete copies or originals of the Acquired Ryder Entities' Articles or Certificates of Incorporation and all amendments thereto, and Bylaws as amended and currently in force and/or any other organizational documents. To RSI's Knowledge, no resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books.

     4.8 Taxes.

         (a) For purposes of this Agreement, the following terms shall have the following meanings:

             (i) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

             (ii)  "Code" means the Internal Revenue Code of 1986, as amended.

             (iii) "Deferred Intercompany Transaction" has the meaning set forth in Reg. Section 1.1502-13.

             (iv) "Employment and Withholding Taxes" means any federal, state, provincial, municipal, local, foreign or other employment, unemployment insurance, social security, Canada Pension Plan premiums and Quebec
Pension Plan premiums, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of any Acquired Ryder Entity in connection with amounts paid, deemed paid, imputed, required to be imputed or owing to any employee, independent contractor, creditor or other party, in each case, on or in respect of the Conveyed Ryder Business or assets thereof (including but not limited to), all interest and penalties thereon and additions thereto (whether disputed or not).



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             (v)    "Excess Loss Account" has the meaning set forth in Treasury
Regulation Section 1.1502-19.

             (vi) "Governmental Authority" means any nation or government, any state or provincial or other political subdivision thereof, any province, city or municipality, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States and Canada, any State of the United States or Province of Canada, or any political subdivision thereof, any government authority, agency, department, board, commission or instrumentality of Canada or Mexico or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

             (vii) "Income Tax" means any federal, state, provincial, local, foreign or other Governmental Authority levy, tax or import imposed upon, or measured by gross receipts, income, accumulated earnings, franchise, capital stock, net worth, capital, profits or windfall profits and any other similar tax, estimated tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

             (viii) "IRS" means the Internal Revenue Service.

             (ix) "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

             (x) "Taxes" means any federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, profits, windfall profits, franchise, capital stock, net worth, capital, gross receipts, value added, commodities sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, fuel, gasoline, highway use, vehicle, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, Goods and Services Tax and Provincial Sales Tax, Canadian Pension
Plan premiums, Quebec Pension Plan premiums, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not).

             (xi) "Tax Attribute" means any amount or account, notional or otherwise, computed or maintained to facilitate the calculation of Taxes for present, future or past taxation years of any Acquired Ryder Entity, including without limitation, tax costs, paid-up capital of shares, losses available for utilization and any information disclosed in Tax Returns.

             (xii) "Tax Return" means any return, declaration, form, claim for refund or information return or statement related to Taxes, including any schedule or attachments thereon, and




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including any amendment thereof, that relates to the Conveyed Ryder Business or assets of any Acquired Ryder Entity, whether filed or required to be filed.

             (xiii) "Treasury Regulations" means the regulations prescribed under the Code.

         (b) Tax Returns Filed and Taxes Paid. Each of the Acquired Ryder Entities has duly and timely filed or will duly and timely file all federal, state and local, foreign and other tax returns and reports required to be filed by it and has paid, or has accrued on its books (in accordance with GAAP), all Taxes required or anticipated to be paid during or with respect to any period which ends on or before the Closing Date (including, in the case of a taxable period that includes the Closing Date, the part of such period which ends on the Closing Date) except for any and all federal, state and local income and/or franchise tax liabilities assumed by RSI.

         (c) Delinquencies, Deficiencies and Audits. Except as set forth on
Schedule 4.8(c) none of the Acquired Ryder Entities is delinquent in the payment of Taxes, nor has it requested any extension of time within which to file any Tax Return which return has not since been filed, nor has any statute of limitations been waived on behalf of any Acquired Ryder Entity with respect to any such Taxes. No deficiency for any Tax has been proposed or assessed against any of the Acquired Ryder Entities that has not been adequately provided for on the books of such Acquired Ryder Entity and there are neither unresolved questions or claims, nor proceedings or actions pending (including an audit of any tax return filed by any of the Acquired Ryder Entities with any federal, state, local or foreign taxing authority), concerning the tax liability of any of the Acquired Ryder Entities for the collection or assessment of Tax for any period for which returns have been filed or were due.

         (d) Except as otherwise expressly provided in this Agreement, RSI shall have no liability for any Taxes or tax adjustments arising for periods beginning after the Closing Date including, but not limited to, any Taxes that result from tax elections made by Allied, or the Acquired Ryder Entities under
Section 338 of the Code relating to Allied's acquisition of the Acquired Ryder Entities, and RSI shall have no obligation to prepare any tax returns for periods after the Closing Date.

         (e) Except as disclosed in Schedule 4.8(e), (i) all Taxes that are or may become payable by an Acquired Ryder Entity or by RSI with respect to an Acquired Ryder entity or chargeable as a Lien on the assets of an Acquired Ryder Entity (whether or not shown on any Tax Return) as of the Closing Date have been duly and timely paid or accrued, (ii) each Acquired Ryder Entity has duly and timely withheld all Employment and Withholding Taxes, and such withheld Taxes have been either duly and timely paid or accrued to the proper Governmental Authorities or properly set aside in accounts for such purpose, and (iii) when delivered to the Allied Parties, the Final Closing Balance Sheet will reflect an adequate reserve for all Taxes payable or asserted to be payable by or for each Acquired Ryder Entity for all taxable periods or portions thereof through the Closing Date, and (iv) Taxes payable as of the Closing Date will not exceed the amounts reflected on the Final Closing Balance Sheet, and (v) deferred tax liabilities will not exceed the amounts reflected on the Final Closing Balance Sheet.



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         (f) RSI has (or by the Closing Date will have) delivered to the Allied
Parties complete and accurate copies of all Tax Returns of the Acquired Ryder Entities with respect to all periods beginning with the calendar year ended December 31, 1990 that have been filed or will be required to be filed on or before the Closing Date. Except as disclosed in Schedule 4.8(f), no Tax Return of an Acquired Ryder Entity is currently under audit by any taxing authority, and no Taxes are currently under audit by any taxing authority.

         (g) Schedule 4.8(g) lists all elections for Income Tax purposes made by or on behalf of any Acquired Ryder Entity that are currently in force or to which any Acquired Ryder Entity is bound that relate to any of the following: depreciation and amortization, leases pursuant to former Section 168(f)(8) ("special rules for finance leases") of the Code, research and experimental expenditures, repair allowances, capital expenditures, inventory costs, prepaid income or advance payments, long-term contracts, merchandise returns and allowances, vacation pay, inventory methods and valuation, tax preferences and any other Income Tax issues that are the subject of elections.

         (h) Schedule 4.8(h) lists (i) all countries, states, provinces, cities or other jurisdictions in which any Acquired Ryder Entity is the beneficiary of any real or personal property Tax exemptions or concessions, reduced rates or Tax credits, (ii) the annual dollar benefit of each such item and (iii) the terms of expiration or phase-out of each such item.

         (i) There is no ruling received from, or closing agreement executed with, any taxing authority that will be binding upon an Acquired Ryder Entity after the Closing.

         (j) Schedule 4.8(j) sets forth the following information with respect to each of the Acquired Ryder Entities as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing, giving effect to the consummation of the Transactions): (A) the tax basis of each Acquired Ryder Entity in its assets; (B) the tax basis of the stockholder of each Acquired Ryder Entity in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each Acquired Ryder Entity; (D) the amount of any deferred gain or loss allocable to each Acquired Ryder Entity arising out of any Deferred Intercompany Transaction; and (E) the paid-up capital of stock.

         (k) Except as specifically provided in any lease or similar agreement for rental of property as set forth on Schedule 4.8(k), none of the Acquired Ryder Entities has any liability for the Taxes of any person or entity other than the Acquired Ryder Entities (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

         (l) All manufacturers excise taxes relating to CCI will be paid prior to Closing or accounted for in the Final Closing Balance Sheet.



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     4.9 Accounts and Notes Receivable. All Acquired Ryder Entity notes and accounts receivable that are reflected on any of the "Ryder Financial Statements" (as defined in Section 4.10) or incurred in the "Ordinary Course of Business" (as defined on Appendix A) after December 31, 1996 (the "Ryder Receivables") are valid, existing and are, as of the date of this Agreement, and will be at the Closing, to the Knowledge of Ryder, fully collectible subject to reasonable reserves therefor consistent with GAAP and historical experience.

     4.10 Financial Statements. The audited consolidated financial statements of RACS for the fiscal years ended December 31, 1994, 1995 and 1996 and unaudited quarterly financial statements, consisting of a balance sheet and income statement, for 1994, 1995 and 1996 and the unaudited quarterly statements of the Acquired Ryder Entities for 1994, 1995, 1996 and as of March 31, 1997 (collectively the "Ryder Financial Statements"), copies of which are attached as
Schedule 4.10 - Part 1, were prepared in accordance with RSI's accounting practices (applied on a consistent basis except as indicated therein), which practices are consistent with GAAP and the Ryder Financial Statements present fairly the consolidated financial condition, assets and liabilities of the Acquired Ryder Entities as of December 31, 1996 and March 31, 1997, the results of the operations of RSI and the Acquired Ryder Entities on a consolidated basis for the period covered thereby. Except for the adjustments on the March 31, 1997 Balance Sheet described in Schedule 4.10 Part 2, the Financial Statements do not reflect adjustments contemplated by the Transactions.

     4.11 Bank Accounts. Schedule 4.11 contains a list of each and every bank and other institution in which an Acquired Ryder Entity maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon or have access thereto. Schedule 4.11 also contains a description of all certificates of deposit owned or held by any Acquired Ryder Entity.

     4.12 Liabilities. Except as set forth on Schedule 4.12 - Part 1, no Acquired Ryder Entity has any material debt, liability, or obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise, including but not limited to (a) liability arising from or by virtue of the production, manufacture, sale, lease, distribution, delivery or other transfer or disposition of personal property or services of any type, kind or variety, or
(b) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by an Acquired Ryder Entity or any other entity covering employees of any Acquired Ryder Entity, except (i) those reflected on the Ryder Financial Statements, including the notes thereto, (ii) liabilities incurred in the Ordinary Course of Business since December 31, 1996, none of which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, and (iii) those specifically disclosed in Schedule 4.12-Part 2. None of the Acquired Ryder Entities has any obligations (absolute or contingent) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of any corporation, partnership, association, joint venture, individual or other person, except for endorsements in connection with the deposit of items for collection or as disclosed in Schedule 4.12 - Part 3.

     4.13 Absence of Changes. Except as set forth in Schedule 4.13 and other than changes resulting directly from the consummation of the Transactions, since December 31, 1996:




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         (a) there has been no change in the Conveyed Ryder Business, the
Business Assets or the Liabilities, results of operation or financial condition of any Acquired Ryder Entity or to RSI's Knowledge, in any of its relationships with suppliers, customers, employees, lessors or others that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect;

         (b) there has been no damage, destruction or loss to the Business Assets, or the Conveyed Ryder Business or to RSI's Knowledge, supplier or customer relations that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect;

         (c) except for the Transactions provided for in this Agreement, the Conveyed Ryder Business and any other operations of the Acquired Ryder Entities have been conducted in the Ordinary Course of Business, and not otherwise;

         (d) the Business Assets and the properties and assets of each of the Acquired Ryder Entities have been maintained in good order, repair and condition, consistent with historical practice, in all material respects, ordinary wear and tear excepted;

         (e) the books, accounts and records associated with the Conveyed Ryder Business and those of each of the Acquired Ryder Entities have been maintained in the usual, regular and ordinary manner and on a basis consistent with prior years;

         (f) except in a manner consistent with past practices and in order to effectuate the Transactions, there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of any Acquired Ryder Entity, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition by any Acquired Ryder Entity, of any of the capital stock of any such Acquired Ryder Entity;

         (g) there has been (i) no increase of more than eight and one-half percent (8.5%) in the compensation or in the rate of compensation or commissions payable or to become payable by any of the Acquired Ryder Entities to any director, officer or salaried employee earning $60,000 (or the equivalent thereof) or more per annum other than in the Ordinary Course of Business; (ii) except for wage increases provided for in union agreements, copies of which have been delivered to the Allied Parties, no general increase of more than eight and one-half percent (8.5%) in the compensation or in the rate of compensation payable or to become payable to hourly employees or to salaried employees of any of the Acquired Ryder Entities earning less than $60,000 (or the equivalent thereof) per annum other than in the Ordinary Course of Business ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof); (iii) no director, officer or employee hired at a salary in excess of $60,000 (or the equivalent thereof) per annum; or (iv) no increase in any payment of



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or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee other than in the Ordinary Course of Business;

         (h) there has been no change in the Articles or Certificate of Incorporation or Bylaws or other governance documents of any Acquired Ryder Entity;

         (i) to the Knowledge of Ryder, there has been no labor dispute, organizational effort by any union that does not currently represent Acquired Ryder Entity employees or by any existing non-union employees, other than as described in Schedule 4.14 or Schedule 4.29, any unfair labor practice charge or employment discrimination charge, nor institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving any Acquired Ryder Entity or affecting the Conveyed Ryder Business or operations of any Acquired Ryder Entity; nor any material change in any employment matter described in Schedule 4.14 or Schedule 4.29;

         (j) Except as set forth on Schedule 6.4, there has been no issuance or sale by any Acquired Ryder Entity of any of its authorized capital stock, bonds, notes or other securities or any modification or amendment of the rights of the holders of any of its outstanding capital stock, bonds, notes or other securities;

         (k) other than immaterial Liens, to RSI's Knowledge, there has been no Lien created on or in (including without limitation, any deposit for security consisting of) any Business Asset or any additional assets of any Acquired Ryder Entity or assumed by any Acquired Ryder Entity with respect to any such assets;

         (l) there has been no indebtedness or other Liability (whether absolute, accrued, contingent or otherwise but excluding any unknown liability) incurred by any Acquired Ryder Entity which would be required to be reflected on financial statements prepared in accordance with GAAP, except such as have been incurred in the Ordinary Course of Business of the Acquired Ryder Entity;

         (m) no material obligation or liability of any Acquired Ryder Entity has been discharged or satisfied, other than Retained Liabilities, the current liabilities reflected on the Ryder Financial Statements and current liabilities incurred since the date thereof in the Ordinary Course of Business and debt reflected as long term liabilities on the Ryder Financial Statements which has, since December 31, 1996, become current;

         (n) other than the sale of inventory and surplus revenue equipment in the Ordinary Course of Business, there has been no sale, transfer or other disposition of any Business Assets or any assets of any Acquired Ryder Entity, other than assets related to Retained Matters, for a sales price that in the aggregate exceeds $50,000;

         (o) to RSI's Knowledge, there has been no amendment, termination or waiver of any right of any Acquired Ryder Entity under any contract or agreement or governmental license, permit or



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permission which, individually or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect; and

         (p) there has been no sale, transfer, or agreement to sell or transfer, any terminal property owned or used by an Acquired Ryder Entity or owned by a Ryder Affiliate and used in the Conveyed Ryder Business, other than Retained Matters, including the grant or issuance of any option.

     4.14 Litigation and Proceedings. Except as set forth on Schedule 4.14, there are no (i) actions, decrees, suits, counterclaims, claims, proceedings or governmental or other investigations (collectively, "Claims") pending or threatened against, by or affecting the Conveyed Ryder Business or any Acquired Ryder Entity in any court or before any arbitrator or Governmental Authority, nor is there a reasonable factual basis for any such Claim, or (ii) judgments, awards, orders, directions or decrees of any nature rendered against or affecting the Conveyed Ryder Business or any Acquired Ryder Entity or with respect to any such party by any agency, arbitrator, board, court, commission or other Governmental Authority that has not been paid or discharged or otherwise stayed or secured. Except as described in Schedule 4.14, none of RSI, any Acquired Ryder Entity or any Ryder Affiliate has been charged with or to the Knowledge of Ryder, is under investigation with respect to any charge (other than minor traffic violations) concerning, any provision of any Law with respect to the Conveyed Ryder Business (or, in the case of the Acquired Ryder Entities, with respect to any other matter). There are no pending or to the Knowledge of Ryder, threatened claims against any of the officers or directors of RSI, any Acquired Ryder Entity or any Ryder Affiliate that has been associated with the Conveyed Ryder Business in connection with the Conveyed Ryder Business.

     4.15 Customers and Accounts. Schedule 4.15 contains a true, complete and accurate list of each customer of each Acquired Ryder Entity that constitutes five percent (5%) or more of the total revenues earned by any such Acquired Ryder Entity or the Acquired Ryder Entities as a group for the fiscal year ended December 31, 1996. Except as disclosed on Schedule 4.15, no customer intends to discontinue the purchase of products or services from an Acquired Ryder Entity on a basis consistent with past practices, to the Knowledge of Ryder, and no customer has given written notice to do so.

     4.16 Business Activities and Transactions of Acquired Ryder Entities.

         (a) Schedule 4.16-Part 1 identifies (i) any conveyance, sale or transfer of any material assets, properties or rights used in the Conveyed Ryder Business during the four (4) years prior to the Closing Date, other than Retained Matters, and (ii) the date on which the conveyance was effective, a general description of the nature and terms of the conveyance and the identity of the person or entity to whom or to which the conveyance was made. RSI has provided AAC and its Representatives with copies of documentation reflecting any such conveyances, to the extent such documentation has been requested.

         (b) Schedule 4.16 - Part 2 (i) identifies any entities affiliated, directly or indirectly, with RSI, other than the Acquired Ryder Entities, that, during any point within the four (4) years prior to the Effective Date, have been involved in any material aspect of the Conveyed Ryder Business or that have owned or used any material Business Asset, (ii) briefly describes the nature of each such entity's



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involvement in the Conveyed Ryder Business and the Business Assets owned or used by each such entity (with such description to be chronological, so that each entity's role, or its ownership or use of Business Assets, can be tracked throughout the five year disclosure period, up to the Closing Date), and (iii) describes the circumstances under which any such entities were dissolved, liquidated, sold or merged during the four year disclosure period.

         (c) Schedule 4.16 - Part 3 identifies any business activities engaged in substantial part by any Acquired Ryder Entity that are unrelated to the Conveyed Ryder Business.

    4.17 Permits.

         (a) To RSI's Knowledge, each Acquired Ryder Entity has all material certificates, permits, licenses, approvals and authorizations of and registrations ("Permits") currently required under Law for each such Acquired Ryder Entity to carry on its respective business activities as now being conducted (where failure to have such Permits could reasonably be expected to have a Material Adverse Effect), and all such Permits are listed on Schedule 4.17(a) or Schedule 4.35 and are in full force and effect, and except as is set forth on Schedule 4.17(a), no suspension or cancellation of any of them is pending or threatened.

         (b) To RSI's Knowledge, each Acquired Ryder Entity has complied in all material respects with all Laws applicable to it or its business (where failure to comply with such a Law could reasonably be expected to have a Material Adverse Effect), and no past violation of any such Law has occurred which could reasonably be expected to have a Material Adverse Effect.

    4.18 Environmental.

         (a) The following terms shall have the following meaning when used in
Section 4.18 and Section 9.1 of this Agreement:

             (i) "Environment" shall mean surface water, groundwater, soil, ambient air and any combination thereof.

             (ii) "Environmental Claim" shall mean any and all civil, criminal and administrative actions, suits, litigation, claims, hearings, notices of violation, notices of liability, liens, investigations and proceedings, including, without limitation, all judgments, awards, orders, decrees, penalties and fines, which arise under any Environmental Law or otherwise as a result or in connection with any actual or alleged Environmental Condition and demands, accusations and allegations of third parties asserting or raising an Environmental Condition representing a material hazard to public health, occupational health and safety or material Liability to a third party.

             (iii) "Environmental Conditions" shall mean (1) the state of the Environment involving or due to the presence of Hazardous Substances in the Environment, as a result of or arising out of the use, handling, storage, treatment, recycling, generation, transportation, processing, or Release



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or threatened Release of Hazardous Substances, and (2) the exposure of persons to Hazardous Substances in the workplace or in the Environment.

             (iv) "Environmental Law" shall mean any applicable Law relating to the protection of the Environment, human health or safety.

             (v) "Hazardous Substances" shall mean any hazardous chemical, hazardous or toxic substance, hazardous waste, hazardous material or similar substance as regulated under any Environmental Law.

             (vi) "Predecessor" shall mean any corporation or other entity for whose obligations and liabilities any Acquired Ryder Entity, as originally defined, could legally be liable as the result of any merger, stock purchase, asset purchase, joint venture or other similar business transaction or under any theory of successor liability.

             (vii) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment of Hazardous Substances.

             (viii) "Remediation" shall mean the investigation, removal, remediation, cleanup or other response to an Environmental Condition.

         (b) The Closing Statement and the Final Closing Balance Sheet contain reserves ("Environmental Reserve Projections/Reimbursement Report") which (i) adequately and accurately reflect RSI's evaluation and Knowledge of Environmental Claims and existing or probable Remediation, and (ii) were established by RSI in good faith, consistent with prudent management and in accordance with GAAP.

         (c) Excluding all Retained Matters, to the Knowledge of RSI, the Environmental Reserve Projections/Reimbursement Report reflects all current matters where notice by any third party was received by any Acquired Ryder Entity that it or any Predecessor is potentially liable for any Remediation under any Environmental Law.

         (d) Excluding all Retained Matters, to the Knowledge of RSI, Schedule 4.18(d) sets forth all current matters where an agreement, directive or order of a Governmental Authority, warranty or indemnity is enforceable against, or binding upon, any Acquired Ryder Entity or any Predecessor with respect to any Remediation at any property that will be formerly owned or operated (non-operating or surplus) as of the Closing Date.

         (e) Excluding all Retained Matters, to the Knowledge of RSI, the Environmental Reserve Projections/Reimbursement Report reflects all current matters where an Environmental Claim has been asserted against an Acquired Ryder Entity or Predecessor.




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         (f) Excluding all Retained Matters, to the Knowledge of RSI, the
Environmental Reserve Projections/Reimbursement Report reflects all current operating properties where the removal or closure of an underground storage tank or an above ground storage tank requires Remediation.

         (g) Excluding all Retained Matters, to the Knowledge of RSI, Schedule 4.18(g) identifies facilities currently used by an Acquired Ryder Entity which may contain asbestos.

         (h) Excluding all Retained Matters, to the Knowledge of RSI, there are no Liens pending or threatened under any Environmental Law against those properties identified in the Environmental Reserve Projections/Reimbursement Report.

    4.19 Insurance. Schedule 4.19 contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance (including, but not limited to, life insurance or disability insurance policies that will be continued after Closing with respect to any employees) and bonds presently maintained by, or providing coverage for each Acquired Ryder Entity or any of its officers, directors, employees, or shareholders, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims in excess of $10,000 under any of such policies or bonds. The disclosures on
Schedule 4.19 may exclude premium rates that apply to RSI and Ryder Affiliates that have not been engaged in a material manner in the Conveyed Ryder Business. To RSI's Knowledge, all material terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due on such policies have been paid, and no notice of cancellation with respect to such policies has been received. To the Knowledge of Ryder, such policies and bonds provide adequate coverage to insure the properties and business of the Acquired Ryder Entities as presently conducted and the activities of the Acquired Ryder Entity's officers and directors against such risks and in such amounts as are prudent and customary. Prior to the date of this Agreement, Ryder has delivered to the Allied Parties a true, correct and complete copy of each such insurance policy and bond or a summary thereof. No Acquired Ryder Entity has any outstanding liabilities nor is any the subject of any outstanding claims typically, in the automobile transport industry, covered by public liability insurance that in the case of Ryder are not covered by such insurance, consistent with Ryder's historical practices with respect to self-insurance. Except as set forth in the March 31 Balance Sheet (and as will be set forth on the Final Closing Balance Sheet), there are no obligations of the Acquired Ryder Entities to reimburse RSI or its insurers for any claims or premiums. The reserves in the Ryder Financial Statements (including the notes thereto) do, and the Final Closing Balance Sheet will reflect the liability for self-insurance and retroactive premium adjustments.

     4.20 Contracts and Commitments. Schedule 4.20 contains a list which identifies all material written, and briefly describes all oral, agreements and contracts (other than oral employment agreements), guaranties or commitments to which any Acquired Ryder Entity is a party, by which any Acquired Ryder Entity is bound or otherwise associated with the Conveyed Ryder Business or the Business Assets (including, without limitation, written employment agreements, customer contracts and open purchase and sale orders) (the "Ryder Contracts"). A contract is "material" for purposes of this Section 4.20 if it involves more than $100,000 or if it serves an important role in the Conveyed Ryder Business. Each written Ryder Contract is in full force and effect and is valid and enforceable in accordance with its terms




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and constitutes a legal and binding obligation of the respective parties thereto subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought and, to the Knowledge of Ryder, no Ryder Contract is the subject of any notice of default, termination or partial termination. A true and complete copy of each written Ryder Contract has been submitted to the Allied Parties for examination.

    4.21 Licenses; Intellectual Property.

         (a) Schedule 4.21-Part 1 contains a description of all material Intellectual Property (for example, trade secrets, computer software) that has been used in the Conveyed Ryder Business during the two (2) years prior to the Effective Date and that is owned by RSI, an Acquired Ryder Entity or Ryder Affiliate (with such disclosure indicating the entity owning such Intellectual Property). Schedule 4.21(a)-Part 2 contains a description of all material Intellectual Property licensed or leased for use in the Conveyed Ryder Business as of the Effective Date and, to the Knowledge of Ryder, during the two (2) years prior to the Effective Date (with such disclosure indicating the owner or vendor of such licensed or leased Intellectual Property, the Acquired Ryder Entity or Ryder Affiliate licensing or leasing the Intellectual Property and the name, date and/or nature of the license agreement or lease), and RSI has furnished the Allied Parties with copies of all license agreements or leases governing such Intellectual Property. To the Knowledge of Ryder, the Intellectual Property described on Schedule 4.21(a) constitutes all material Intellectual Property reasonably required for conduct of the Conveyed Ryder Business, as it is currently conducted, and there are no rights of any third parties relating to the Intellectual Property identified in Schedule 4.21(a)-Part 1 that could impair or preclude the Acquired Entity's use of such Intellectual Property after the Closing.

         (b) Schedule 4.21(b) contains a list of all material agreements, procedures and policies that the Acquired Ryder Entities have in place to protect the Intellectual Property, Trade Secrets, and Confidential Information associated with the Conveyed Ryder Business as Ryder has conducted it, including, but not limited to, no-compete or non-solicitation covenants or agreements (whether free standing or embodied in broader agreements, such as employment or consulting agreements), confidentiality or non-disclosure agreements, and technology ownership agreements or covenants. To RSI's Knowledge, such agreements are in full force and effect and no party is in breach of any such agreements. Schedule 4.21(b) describes all technology development work (for example, computer software development) performed by third party contractors or consultants for an Acquired Ryder Entity or in connection with the Conveyed Ryder Business during the two (2) years prior to the Effective Date, and Schedule 4.21(b) also identifies all such work that was governed by a written agreement with the developer and all such written agreements have been provided to Allied for review prior to the Closing Date.

    4.22 Title to Properties.

         Except as otherwise specifically disclosed in the Title Reports and in
Schedule 4.22 - Part 1, each Acquired Ryder Entity has good and marketable title to the real properties described in



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Schedule 4.22 - Part 1, (the "Owned Real Property"). Allied shall obtain title insurance commitments from title insurance companies selected by Allied (the "Title Reports") for all of the Owned Real Property and shall provide copies of such Title Reports to Ryder promptly after Allied's receipt of the same. Within fifteen (15) business days after receipt of each Title Report, RSI shall give Allied written notice either (i) warranting that there are no leases, licenses, occupancy agreements, encumbrances or Liens affecting the Owned Real Property which is the subject of the Title Report, except as disclosed in Schedule B -
Part II of the Title Report, or (ii) stating, with specificity, each lease, license, occupancy agreement, encumbrance or Lien affecting the subject Owned Real Property in addition to those disclosed in Schedule B - Part II of the Title Report. Schedule 4.22 - Part 1 also includes the approximate acreage of each parcel of Owned Real Property. Schedule 4.22 - Part 2 contains a true, complete and accurate list of all agreements (such agreements being referred to herein as the "Ryder Leases") granting or demising leasehold interests or licenses in and to real property held by the applicable Acquired Ryder Entity as lessee, tenant, grantee or licensee (the property leased or licensed pursuant to such agreements being referred to as "Leased Real Property") and, to the Knowledge of Ryder, the Ryder Leases have not been otherwise amended or modified. No Acquired Ryder Entity has pledged, mortgaged or hypothecated any of its right, title or interest in and to the Leased Real Property as security for any debt or otherwise. The Owned Real Property and the Leased Real Property are sometimes referred to collectively as the "Real Property". To the Knowledge of Ryder, and except as disclosed in Schedule 4.22 - Part 3 hereof, no Acquired Ryder Entity is the owner, lessee, tenant, grantee or licensee of, or has contracted to own, lease or license, any real property other than the Real Property.


    4.23 Representations and Covenants Regarding Real Property  .

         (a) To the Knowledge of Ryder, and except as previously disclosed in writing to Allied, Ryder has not received any written notice of violation or other communication in writing from any municipality or other governmental authority, board of insurance underwriters, regulatory authority, tenant, lessor, lessee, licensor, licensee, mortgagee or any other party requiring that any work or repairs be made to the Real Property or to any of the improvements located thereon.

         (b) To the Knowledge of Ryder, the Real Property and any improvements located thereon are reasonably suited for their intended uses.

         (c) To the Knowledge of Ryder, the Real Property and any improvements located thereon, are in substantial compliance with all Laws and are operated in substantial compliance with all Laws applicable thereto. To the Knowledge of Ryder, Ryder has not received any notice of any violation of, or notice to comply with, any Law with respect to the Real Property. During the period from December 31, 1996 through the Effective Date, each Acquired Ryder Entity has operated the Real Property in a manner consistent with the operation and management of such Real Property prior to the Effective Date.

         (d) There are no material outstanding liabilities of any Acquired Ryder Entity relating to the Real Property and to be assumed by any Allied Party under this Agreement other than as set out in the Ryder Financial Statements.




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         (e) To the Knowledge of Ryder, and except as previously disclosed in writing to Allied, Ryder has not received any written notice of condemnation or expropriation relating to the Real Property other than condemnations and expropriations for any widening of an existing right-of-way which will not materially adversely affect the value of the affected Real Property or the current use thereof.

         (f) Schedule 4.23 - Part 1 contains a true, complete and accurate list of leases, licenses or other agreements of any type, written or oral, relating to the Real Property pursuant to which any Acquired Ryder Entity is lessor, licensor, landlord, sublessor, sublicensor or otherwise conveys or grants any interest in or rights to use all or any portion of the Real Property (the "Ryder Landlord Documents"). Except for parties in possession under the Ryder Landlord Documents disclosed in Schedule 4.23 - Part 1 or parties that are entitled to use or possess portions of the Leased Real Property under the terms of the Ryder Leases, there are no entities, other than Acquired Ryder Entities, in possession of or using, or claiming the right to possess or use, any portion of the Real Property. To the Knowledge of Ryder, all conditions and obligations to be performed by all parties to the Ryder Landlord Documents prior to the Effective Date have been performed and there is not under any of the Ryder Landlord Documents any default or any claimed default by any party thereto or event of default or event which with notice or lapse of time, or both, would constitute a default by any party thereto and in respect of which commercially reasonable steps have not been taken to prevent a default on its part from occurring. A true, complete and accurate list of all subordination, non-disturbance, attornment, estoppel and other similar agreements relating to the Ryder Leases or the Ryder Landlord Documents (the "Ryder Lease Related Agreements") is contained in Schedule 4.23 - Part 2. A complete and accurate copy of the Ryder Leases, the Ryder Landlord Documents and the Ryder Lease Related Agreements have been delivered to the Allied Parties.

         (g) Except as previously disclosed in Schedule 4.23 - Part 3, no Acquired Ryder Entity is or will be obligated to pay from or after the Closing, any real estate commissions or similar type fees to any real estate broker, finder or agent with respect to any portion of the Real Property other than the obligations included in the Final Closing Balance Sheet.

         (h) To the Knowledge of Ryder, and except as previously disclosed in writing to Allied, there are no lawsuits or legal actions or proceedings of any kind pending or threatened against or affecting the Real Property, or Ryder's interest therein, title thereto or use thereof.

         (i) To the Knowledge of Ryder, and except as previously disclosed in writing to Allied, Ryder has neither given nor received written notice of any default or any claimed default, with respect to any Real Property.

         (j) Except as disclosed on Schedule 4.23(j), there are no service contracts or other agreements in force with respect to the Real Property which are not cancelable by the Acquired Ryder Entities upon not more than ninety
(90) days notice without premium or penalty, or which require any financial commitment in excess of $2,000.00 per contract per month (or $25,000.00 per year in the



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aggregate if not paid monthly), and Ryder will not enter into any such contracts or agreements after the date hereof.

         (k) Except as disclosed on Schedule 4.23(k), to the Knowledge of Ryder, there are no rollback taxes, impact fees, special water or sewer charges, or other special assessments or taxes affecting or relating to the Owned Real Property or any Leased Real Property for which any of the Acquired Ryder Entities will be obligated to pay other than those included in the Final Closing Balance Sheet.

         (l) The Real Property has direct access to public roads through dedicated rights-of-way or recorded easements, to permit the use thereof for its intended purpose.

         (m) To the Knowledge of Ryder, there have been, and are, no disputes concerning the boundary lines of the Owned Real Property. No improvements encroach from the Owned Real Property over any set-back lines or into adjoining property or from adjoining property into the Owned Real Property that would have a Material Adverse Effect on such Owned Real Property or the future use thereof.

         (n) Except where the lease agreement requires otherwise, no rent has been paid more than thirty (30) days in advance and no security deposit has been paid by, nor is any termination or cancellation fee or charge or any brokerage commission payable by, any Acquired Ryder Entity or any other party with respect to any Ryder Landlord Document or Ryder Lease.

         (o) Except as expressly contemplated elsewhere in this Agreement or mutually agreed to in writing by the Parties, there are no contractual obligations or agreements in principle for any Acquired Ryder Entity to enter into new leases of real property or terminate, renew or amend the Ryder Leases or the Ryder Landlord Documents prior to the Closing Date.

         (p) Except as disclosed in Schedule 4.23 - Part 4, Ryder has obtained, will obtain prior to Closing, or is not required to obtain, as the case may be, all consents and approvals from any party to the Ryder Leases and the Ryder Landlord Documents so that the Transactions contemplated hereunder shall be permitted under, and shall not violate or contravene any provision in the Ryder Leases or the Ryder Landlord Documents.

         (q) No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the Real Property, have had or could reasonably be expected to have any Material Adverse Effect with respect to the particular Real Property so encumbered.

    4.24 Title to and Condition of Personal Property

         (a) Except as disclosed in Schedule 4.24(a) and except for leased chattels, all chattels used in the Conveyed Ryder Business are legally and beneficially owned by the Acquired Ryder Entities with good and marketable title thereto free from all Liens.



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         (b) All of the equipment used in the Conveyed Ryder Business or owned, leased or licensed by the Acquired Ryder Entities is in good condition and repair, normal wear and tear excepted, reasonably suited for the use intended, and, to the extent that an Acquired Ryder Entity is responsible or liable therefor, operated in substantial conformity with all applicable Laws, and to the Knowledge of Ryder, there are no proposed changes in such Laws that would materially affect such equipment or its use. An accurate list of all Ryder owned or leased tractors, trailers, tractor-trailer combinations, trucks, service vehicles, lift trucks and motor vehicles that are licensed to be operated on any public road or highway and all other motor vehicles which are not licensed to be operated on a public road or highway has been delivered to the Allied Parties.

         (c)

             (i) Schedule 4.24(c)(i) sets forth a true, complete and accurate list of all Ryder Leases of office trailers, transportation equipment without driver, of tractors, trailers and overheads including the number, make, model, year of manufacture and serial number of each leased tractor (including overhead) and trailer and a copy of each such Ryder Lease has been delivered to the Allied Parties.

             (ii) Schedule 4.24(c)(ii) lists any owner-operators which have existing contracts with an Acquired Ryder Entity, their equipment, their method of compensation and the terminal to which each owner-operator is assigned.

     4.25 Inventories. The inventories of each Acquired Ryder Entity consist in all material respects of items of a quality and quantity usable and useful in the Ordinary Course of Business, and the values of obsolete materials and materials below standard quality have been written down on its books of account to realizable market value, or adequate reserves have been provided therefor. All goods sold or otherwise distributed by any Acquired Ryder Entity, and all finished goods in the inventory of any Acquired Ryder Entity conform in all material respects to customary trade standards for marketable goods, subject to returns of goods or warranty claims in accordance with the prior history of such Acquired Ryder Entity.

     4.26 Directors or Officers. Schedule 4.26 correctly lists all of the present officers, directors and any other key management personnel of each Acquired Ryder Entity.

     4.27 Compensation Structure. Schedule 4.27 contains a true and complete list of the names, titles, date of hire and salary of each salaried non-union person whose earned compensation, regardless of whether actually payable in such year, from any Acquired Ryder Entity for the current fiscal year will equal or exceed $60,000. No such full-time employee of any Acquired Ryder Entity has informed or advised any Acquired Ryder Entity or RSI in writing (nor is RSI otherwise aware) that such employee does not intend to continue his or her employment with such Acquired Ryder Entity after the date of this Agreement. No Acquired Ryder Entity has any written agreements, correspondence, memoranda or other written materials currently in effect that have been provided to such employees relating to their current compensation except as described on Schedule 4.27, and such materials, if there are any, have all




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been delivered to the Allied Parties. Performance evaluations on each of the personnel listed on Schedule 4.27 will be delivered to Allied at the Closing.

     4.28 Employee Benefits.

         (a) Employee Benefit Plans.

             (i) Schedule 4.28(a) sets forth a true and complete list of each plan for the benefit of employees of any Acquired Ryder Entity, including without limitation, each "employee benefit plan," as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA which definition shall apply, as varied by reasonable commercial interpretation, to affected Canadian employees under pension benefits legislation in Canada, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, agreement, policy or understanding, whether written or unwritten, that is or has been maintained or established by RSI or any Acquired Ryder Entity or to which RSI or any Acquired Ryder Entity contributes or is or has been obligated or required to contribute or with respect to which RSI or any Acquired Ryder Entity may have any liability at the Closing Date or at any time within the five (5) year period prior thereto (collectively, the "Plans").

             (ii) Each Plan is in writing and true and complete copies of the following items relating to each Plan, where applicable, have heretofore been made available to the Allied Parties: (i) the plan document and any trust, custodial or other funding agreement, including all amendments thereto; (ii) the most recent actuarial reports and annual reports (Forms 5500) filed with the IRS, or where applicable, with Canadian pension or other Governmental Authorities; (iii) the most recent determination letters issued by the IRS and, where applicable, Revenue Canada and Canadian pension regulatory authorities;
(iv) the most recent summary plan descriptions, summary of material modifications to such summary plan descriptions and all material employee communications relating to such Plans distributed within the last 12 months; and
(v) the most recent custodial or trustee reports or other financial statement for funded Plans.

         (b) Qualification. Schedule 4.28(b) sets forth a true and complete list of each Plan intended to be qualified under section 401(a) of the Code and any other relevant Tax legislation and, where applicable, under Canadian pension and Tax legislation. Except as disclosed in Schedule 4.28(b), each Plan intended to be so qualified, and the trust (if any) forming a part thereof, has received a favorable determination letter that considers the relevant Tax legislation as to its qualification under the Code and, where applicable, Canadian Tax and pension authorities and to the effect that each such trust is exempt from taxation under relevant Tax legislation, and, to the Knowledge of Ryder, nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

     (c) Compliance; Liability.


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             (i)  Except as disclosed in Schedule 4.28(c)(i), no Plan is subject to Section 412 of the Code or section 302 or Title IV of ERISA and, where applicable, each Plan complies with Canadian Tax and pension legislation.

             (ii) Except as disclosed in Schedule 4.28(c)(ii) or reserved for in the Final Closing Balance Sheet, no liability has been or is reasonably expected to be incurred by RSI or any Acquired Ryder Entity (either directly or indirectly, including as a result of an indemnification obligation or any joint and several liability obligations) under or pursuant to the terms of any Plan or any Law governing same, including without limitation, Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the Knowledge of Ryder, no event, transaction or condition has occurred or exists on or prior to the Closing Date that could reasonably be expected to result in any such liability to RSI or any Acquired Ryder Entity or, following the Closing, to any Allied Entity or any employee benefit plan of the Allied Parties or any of their Affiliates. Except as disclosed in Schedule 4.28(c), no trade or business, whether or not incorporated, is or would have been at any date of determination occurring within the preceding six years treated as a single employer under section 414 of the Code together with RSI or any Acquired Ryder Entity. RSI confirms that the proceeding statements in this Section 4.28(c)(ii) apply equally, pursuant to the provisions of Canadian Law, to any Canadian Plans.

             (iii) Except as disclosed in Schedule 4.28(c)(iii), each of the Plans has been operated and administered in all material respects in compliance with all Laws. Except as disclosed in Schedule 4.28(c)(iii), there are no pending or, to the Knowledge of Ryder, threatened claims by or on behalf of any of the Plans, by any trustee or service provider to any Plan, by any Governmental Authority, by any employee or consultant to RSI or any Acquired Ryder Entity or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

             (iv) Multi-employer Plans and Multiple Employer Plans. Schedule 4.28(c)(iv) sets forth a complete and accurate list of each multi-employer plan (within the meaning of Section 3(37) or 4001(a) of ERISA) (a "Multi-employer Plan") and each single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063 and 4064 of ERISA (a "Multiple Employer Plan") (i) which is maintained, contributed to or participated in by the Acquired Ryder Entities or (ii) with respect to which any Acquired Ryder Entity has incurred or could incur any liability under, arising out of or by operation of Title IV of ERISA or from Canadian pension legislation. No Acquired Ryder Entity has incurred any liability which has not been satisfied in full in connection with (a) the withdrawal from or termination of any Multi-employer Plan or Multiple Employer Plan or (b) the reorganization of any Multi-employer Plan, and, to RSI's Knowledge, no fact or event exists which could give rise to any such liability; and such Schedule 4.28(c)(iv) also sets forth the amount of potential withdrawal liability for each such plan as communicated by such plan's representative to the applicable Acquired Ryder Entity and states the date and source of such communicated withdrawal liability estimate.

             (v) Except as disclosed in Schedule 4.28(c)(v), all contributions required to have been made by RSI or any Acquired Ryder Entity to any Plan under the terms of any such Plan or pursuant to any applicable collective bargaining agreement or Law have been made within the time


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prescribed by any such Plan, agreement or Law. All contributions, premiums and expenses payable to or in respect of any Plan or the operation or administration thereof relating to any period on or prior to the date hereof have been paid, adequately accrued on the Interim Closing Balance Sheet or incurred and relate to services rendered after the date of the Interim Closing Balance Sheet in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement.

             (vi) No liability under Subtitle C or D of Title IV of ERISA has been incurred and not satisfied and no condition exists which presents a material risk that liability would be incurred by any Acquired Ryder Entity, in each case with respect to any ongoing, frozen or terminated Plan currently or formerly maintained or contributed to by any Acquired Ryder Entity or any person which would be now or at the applicable time considered a member of Ryder's "controlled group" within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate"), and (ii) no withdrawal liability has been incurred and not satisfied under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate or any Acquired Ryder Entity) which could result in a liability to any Acquired Ryder Entity. No Notice of Reportable Event (within the meaning of Section 4043 of ERISA) has been required to be filed for any Plan within the three years preceding the Closing Date. No distribution has been made from a Plan that does not comply with Treasury Regulation Section 1.401(a)(4)-5(b). No liability under corresponding Canadian pension or Tax legislation has been incurred.

             (vii) Except as set forth in Schedule 4.28(c)(vii), under each Plan which is a "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, as of the last day of the Plan year ending in December 1996, the "current liability," within the meaning of Section 412(1)(7) of the Internal Revenue Code (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current fair market value of the assets of such Plan and there has been no material change in the financial condition of such Plan since the last day of such Plan year. The information provided to the actuaries for use in preparing any Plan's actuarial valuation was complete and accurate in all respects and neither RSI nor any Acquired Ryder Entity have any reason to believe that the conclusions expressed in those valuations are incorrect or incomplete. Except as set forth in Schedule 4.28(c)(vii), each Plan that is a "defined benefit plan" (as defined by Section 3(35) of ERISA) could be terminated at the Closing Date in a standard termination under Section 4041(b) of ERISA without making any additional contributions to such plan other than any normal contributions with respect to the 1997 plan year. All Plans subject to Canadian legislation are, as of the Closing Date, in compliance with legislatively mandated funding and contribution amounts and levels, except as disclosed on Schedule 4.28(c)(vii).

             (viii) Each of the Plans which is a "group health plan" within the meaning of Section 4980B of the Code has been administered in material compliance with Title I, Subtitle B, Part 6 of ERISA and Section 4980B of the Code and the regulations thereunder ("COBRA"), and there has been no failure to provide continuation coverage under any Plan which is a group health plan, as required by the foregoing provisions of the Code and ERISA, which could result in any material liability to any Acquired Ryder Entity.



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         (d) No employee of RSI or any Acquired Ryder Entity is or may become entitled to post-employment benefits of any kind by reason of employment with RSI or any Acquired Ryder Entity on or prior to the Closing Date, including, without limitation, death or medical benefits (whether or not insured), other than (a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule 4.28(d) or mandated by section 4980B of the Code, (b) benefits payable under any Plan qualified under section 401(a) of the Code or (c) deferred compensation to be accrued as a liability on the Interim Closing Balance Sheet pursuant to the terms of a Plan. Except as disclosed in Schedule 4.28(d), the consummation of the Transactions will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee. No amount paid or payable by RSI or any Acquired Ryder Entity has been or will fail to be deductible by RSI or any Acquired Ryder Entity, as the case may be, under section 280G of the Code.

         (e) Except as set forth in Schedule 4.28(e), neither RSI nor any Acquired Ryder Entity have any formal plan or express or implied commitment to create any additional plan, policy, agreement or arrangement that would affect any Employee, or modify, change or terminate any existing Plan, other than with respect to a modification or change required by ERISA or the Code or applicable law.

     4.29 Labor-Related Matters. Except for the union agreements described on
Schedule 4.29-Part 1, neither RSI nor any Acquired Ryder Entity is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization. Except as disclosed in the summary of grievances described on Schedule 4.29-Part 2 and/or in Schedule 4.14:

         (a) to the Knowledge of Ryder, neither RSI nor any Acquired Ryder Entity is (or is alleged to be) in violation of or default under any such collective bargaining or other agreement;

         (b) to the Knowledge of Ryder, each of the Acquired Ryder Entities and RSI has complied with all obligations under all applicable labor Laws (where non-compliance with any such Law could be expected to have a Material Adverse Effect);

         (c) there are no unfair labor practice charges pending or, to the Knowledge of Ryder, threatened against RSI in connection with the Conveyed Ryder Business or any Acquired Ryder Entity and there are no charges, complaints, claims, or proceedings pending or which have been threatened against RSI in connection with the Conveyed Ryder Business or any Acquired Ryder Entity with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment, independent contractor and/or owner/operator relationship) by RSI or any Acquired Ryder Entity as to any of its employees or as to any person seeking employment therefrom.

     4.30 Transactions With Management. Except as disclosed on Schedule 4.30, there are no contracts with or commitments of any Acquired Ryder Entity or RSI or to present or former shareholders, directors, officers or employees thereof or their spouses, for example, loans to shareholders or officers (other than contracts or commitments relating to services to be performed by an officer,



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director, or employee as a currently-employed employee of any Acquired Ryder
Entity, copies of each of which, to the extent in writing, have been delivered to the Allied Parties.)

     4.31 Approvals and Consents. Schedule 4.31 lists all Consents necessary in order for RSI to consummate the Transactions, including but not limited to all Governmental Authorities and other regulatory approvals from federal and provincial authorities.

     4.32 Guarantees; No Default.

     (a) Except as set forth on Schedule 4.32, no Acquired Ryder Entity is a guarantor of the obligation of any other person or entity, and no other person or entity is the guarantor of any obligations of an Acquired Ryder Entity.

     (b) Except for matters which are waived pursuant to the terms of this Agreement on or before Closing, no Acquired Ryder Entity is in default under its Articles or Certificate of Incorporation, Bylaws or other governance agreement or under any material term or provision of any security deed, mortgage, indenture or security agreement or of any other material contract or instrument to which it is a party or by which it or any of its property is bound.

     4.33 Due Diligence Response. RSI's response to the Allied Parties' due diligence inquiries to date are and have been, and any responses to such inquiries that occur during the Pre-Closing Period will be true and correct in all material respects, and RSI has delivered to the Allied Parties or given the Allied Parties access to originals or copies of all the documents and materials listed on Schedule 4.33.

     4.34 Employment Equity. None of the Acquired Ryder Entities have received written notice of any proposed or pending compliance review with respect to employment equity and no sanctions have been imposed on any of them for failing to honor their commitment to employment equity by any Governmental Authority of Canada or its provinces.

     4.35 Operating Licenses. Schedule 4.35 describes all material operating authorizations (the "Operating Licenses") issued to each Acquired Ryder Entity by state, provincial and Canadian governmental agencies, the Surface Transportation Board, and the Federal Highway Administration and all similar transport boards in the other jurisdictions in which the Conveyed Ryder Business of each Acquired Ryder Entity is conducted. The Operating Licenses comprise all material operating authorizations held by the Acquired Ryder Entities with respect to the business of the Acquired Ryder Entities as presently conducted and, to the Knowledge of Ryder, are the only operating authorizations necessary or desirable for conduct of the Conveyed Ryder Business of each of the Acquired Ryder Entities as presently conducted. The Operating Licenses are in good standing, are in full force and effect and are being held and operated by the Acquired Ryder Entities in accordance with all terms of such Licenses and in accordance with all Laws. The safety ratings of each of the Acquired Ryder Entities is satisfactory and all similar safety compliance records (the "Safety Records") in all jurisdictions in which the business of each Acquired Ryder Entity is conducted are in good standing and do not exceed any applicable default of threshold levels. The Operating Licenses and Safety Records are not subject to


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review and there is no litigation, arbitration or other proceeding pending or, to the Knowledge of RSI, threatened which could materially adversely affect the business of the Acquired Ryder Entities as currently conducted or the Acquired Ryder Entities' use of the Operating Licenses or status of the Safety Records or which could result in the revocation, cancellation, suspension or any adverse modification of any such Operating Licenses.

     4.36 Transfer of Business. Except as set forth on Schedule 4.36, the Acquired Ryder Entities will have, at Closing, the right to possess, use, and either own, lease, or own a license or sub-license, to all assets and properties used or useful in the conduct of the Conveyed Ryder Business, as historically conducted by Ryder, and, except for any license or sub-license to RSI or a Ryder Affiliate pursuant to the terms of this Agreement, neither RSI nor any Ryder Affiliate will retain any interest, direct or indirect, in any such asset and properties used or useful in the conduct of the Conveyed Ryder Business, as historically conducted, and neither RSI nor any Ryder Affiliate will retain any interest, direct or indirect, in any such asset or property after the Closing, all such interest, if any, to transfer to the Allied Parties at Closing.

     4.37 Sale of the NLLC Membership Interests.

         (a) The indirect sale, assignment and transfer of the MCL Shares to CAC through the sale, assignment and transfer of the NLLC Membership Interests to CAC does not require the regulatory approval of any Governmental Authority, including, without limitation, Industry Canada.

         (b) The fair market value of the MCL Shares as of the Effective Date and at the Closing Date will not exceed the amount allocated on Schedule 1.4 to the MCL shares.

     4.38 Lewis Litigation. The final judgment in EEOC v. Complete Auto Transit, Case No. 95-CV-73427DJ does not exceed the reserve established for the case on the Final Closing Balance Sheet.


       ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF THE ALLIED PARTIES

     As an inducement to RSI to enter into this Agreement and to consummate the Transactions, the Allied Parties represent and warrant that the following representations and warranties are true and correct as of the date of this Agreement and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by RSI, be true and correct during the Pre-Closing Period and as of the
Closing:

     5.1 Validity. This Agreement together with each Ancillary Agreements to which an Allied Party is a party (collectively, the "Allied Agreements") shall constitute the legal, valid and binding obligation of the Allied Parties, enforceable in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings.



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     5.2 Corporate Status and Authority. Each Allied Party is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia. Each Allied Party has full corporate power and authority to execute and deliver the Allied Agreements, to perform its obligations under and to consummate the Transactions, and all action necessary on its part to execute and deliver any Allied Agreement, to perform its obligations thereunder, and to consummate the Transactions has been taken.

     5.3 No Conflict. Provided that the Consents referred to in Schedule 5.4 and the approvals provided for in Sections 7.11 and 7.12 are obtained on or before Closing, neither the execution and delivery of this Agreement or any other Allied Agreements nor the performance and in compliance by either Allied Party with the terms of this Agreement and any other Allied Agreements will result in any conflict with, a breach of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license, instrument, undertaking, judgment, decree, direction, governmental order or other restriction or obligation to which an Allied Party is a party or by which it or any of its properties or assets may be bound or affected. Consummation of the Transactions will not violate, breach, offend or contravene any provision of either Allied Party's Articles of Incorporation or Bylaws or any Law.

     5.4 Approvals and Consents. Schedule 5.4 lists all Consents necessary in order for the Allied Parties to consummate the Transactions, including but not limited to all governmental and other regulatory approvals and Consents of suppliers, lenders, lessors, landlords and governmental entities.

     5.5 Assurance. Allied will exercise diligent efforts to assure, and to cause AAC, CAC and Axis to consummate the Transactions in accordance with this Agreement and the Ancillary Agreements.

     5.6 Representations and Warranties.

         (a) No representation or warranty contained in any Allied Agreement or in any written statement delivered to RSI by or at the direction of an Allied Party, pursuant hereto or in connection with the Transactions, contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading.

         (b) There is no fact known (or that after reasonable investigation under the circumstances should be known) to an Allied Party (other than facts relating to general business conditions), which has had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed in this Agreement.


                ARTICLE SIX - CONDUCT OF BUSINESS PENDING CLOSING

     RSI covenants and agrees that, from and after the date of this Agreement and through the Closing, it shall take the following action or cause the Acquired Ryder Entities to take the following action:



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     6.1 Conduct of Business. Each Acquired Ryder Entity shall carry on the
Conveyed Ryder Business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and in accordance with all applicable Laws, use reasonable efforts to preserve intact and not make any materially adverse changes with respect to its present business organization and keep available the services of its present officers and employees, preserve its goodwill and its relationships with and not make any materially adverse changes with respect to customers, suppliers, lenders and others having business dealings with it and seek to maintain harmonies and peaceful labor relations.

     6.2 Maintenance of Properties, Licenses and Contracts. Consistent with historical practice and its Ordinary Course of Business, each Acquired Ryder Entity will maintain its properties and assets in good operating condition, ordinary wear and tear excepted and will maintain and, if there is a reasonable need for repairs, repair all Ryder terminal facilities and Ryder vehicles prior to the Closing Date at Ryder's expense. Each Acquired Ryder Entity will maintain all of its existing material licenses, franchises and permits. Each Acquired Ryder Entity will maintain or cause to be extended all material or advantageous contracts.

     6.3 Insurance. Each Acquired Ryder Entity will maintain and keep in full force and effect all of the insurance referred to in Section 4.21 or other insurance equivalent thereto in all material respects.

     6.4 Issuance of Securities. Except as set forth on Schedule 6.4, none of the Acquired Ryder Entities will sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any interest in any shares of capital stock or other equity interest or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities or enter into any agreement with respect to the foregoing.

     6.5 Dividends. Except in the Ordinary Course of Business and in a manner consistent with historical practice and except for actions taken to effectuate the Transactions, no Acquired Ryder Entity shall declare or make any dividend, distribution or payment with respect to the capital stock of any Acquired Ryder Entity, and no Acquired Ryder Entity will, directly or indirectly, redeem, purchase or otherwise acquire any of the capital stock of any Acquired Ryder Entity.

     6.6 Amendment of Charter; Corporate Existence. No Acquired Ryder Entity will amend its Articles or Certificate of Incorporation or Bylaws or any other governance document, and each Acquired Ryder Entity will maintain its corporate existence, qualifications and powers.

     6.7 No Acquisitions. Other than as contemplated by this Agreement and the Transactions, no Acquired Ryder Entity will acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to any of them.




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     6.8 Disposition or Encumbrance of Assets. Except as the Allied Parties may
otherwise approve after being given reasonable prior written notice (with such approval not to be unreasonably withheld or delayed), none of the Acquired
Ryder Entities will sell, mortgage, pledge, subject to any Lien, lease, buy or otherwise acquire, transfer or dispose of any material property tangible or intangible or interest therein, other than Retained Matters.

     6.9 Compensation and Other Employment Terms. Except as the Allied Parties may otherwise approve after being given reasonable prior written notice (with such approval not to be unreasonably withheld or delayed), no increase of more than eight and one-half percent (8.5%) will be made in the base compensation or rate of compensation payable or to become payable by any Acquired Ryder Entity to any director, officer, or salaried employee earning $60,000 or more per annum or any "general increase" (as defined in Section 4.13) in the compensation or rate of compensation payable or to become payable to hourly or salaried employees of such Acquired Ryder Entity earning less than $60,000 per annum, or any director, officer or employee hired at a salary in excess of $60,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee. In addition, no Acquired Ryder Entity will make any other material change in the terms or conditions of employment of any Acquired Ryder Entity employee except for changes approved by Allied, required by collective bargaining agreements or by operation of law.

     6.10 Banking Arrangements. No change will be made in the banking and safe deposit arrangements or to any of the deposits referred to in Section 4.11, except in the Ordinary Course of Business and then only after notifying the Allied Parties of such change.

     6.11 Indebtedness. Other than in the Ordinary Course of Business or except for actions taken to effectuate the Transactions, no Acquired Ryder Entity will incur any indebtedness for borrowed money or purchase money indebtedness or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others. Repayment of inter-company debt (from an Acquired Ryder Entity to another Ryder Affiliate) shall be handled in a manner that Allied approves in writing in advance (which approval Allied will not unreasonably delay or withhold).

     6.12 Payment of Debt. Except as contemplated in this Agreement, none of the Acquired Ryder Entities will pay any claim or discharge or satisfy any Lien or pay any obligation or liability other than in the Ordinary Course of Business or as required by the terms of any instrument evidencing or governing the same.

     6.13 Benefit Plans. Except as disclosed on Schedule 6.13, none of the Acquired Ryder Entities will enter into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or material consulting agreement or arrangement, including any employee benefit plan, except as and to the extent required by law or regulations. RSI will ensure that the Allied Parties are notified in writing within five (5) business days of any new Claims involving any Plan of any Acquired Ryder Entity (including but not limited to labor and employment related Claims) and the settlement or other disposition of such Claims.



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     6.14 Books and Records. The books and records of each Acquired Ryder Entity will be maintained in the usual, regular and ordinary course of business on a basis consistent with prior years, and with respect to financial records and statements, consistent with GAAP.

     6.15 Other Actions. RSI nor any other Acquired Ryder Entity will take any action that would or could reasonably be expected to result in any of the representations and warranties set forth in this Agreement becoming untrue in any material respect.

     6.16 Contractual Arrangements. No Acquired Ryder Entity, without the express written consent of the Allied Parties, will enter into any material contract or agreement (other than customer contracts) which by its terms does not expire or is not cancelable (without penalty) within thirty (30) days after the Closing. No Acquired Ryder Entity will enter into any contracts requiring a new investment of $500,000 or more by an Acquired Ryder Entity. No Acquired Ryder Entity will enter into any non-compensatory contracts with customers.

     6.17 No Inconsistent Action. RSI shall not take any action or omit to take any action, in its capacity as a shareholder of an Acquired Ryder Entity or in any other capacity, where such action or inaction is inconsistent with the fulfillment of all matters set forth in this Agreement. RSI shall ensure that neither RSI nor any Ryder Affiliate that has any material involvement in the Conveyed Ryder Business takes any action or omits to take any action that is inconsistent with the fulfillment of all matters set forth in this Article Six.

     6.18 Obligation to Notify. RSI shall as promptly as reasonably practicable (not to exceed five (5) business days after acquiring knowledge of such matters) notify the Allied entities of (a) any litigation or claim threatening liability to an Acquired Ryder Entity of $100,000 or more; (b) the cancellation, threatened cancellation or loss of any contract with any customers of an Acquired Ryder Entity; or (c) any actual or threatened event or occurrence that could reasonably be expected to have a Material Adverse Effect.

     6.19 Completion of Schedules. RSI shall deliver to the Allied Parties a complete first draft of all of the schedules to this Agreement (which shall be referred to collectively as the "Schedules" and each individually as a "Schedule") by September 8, 1997. The Allied Parties shall then have ten (10) days from the date they receive the Schedules to respond with written comments. The Parties shall then use reasonable best efforts to finalize all Schedules, which in their final form must be mutually acceptable to the Parties. When the Schedules are finalized and approved by the Parties, the Parties shall indicate their approval by initialing every Schedule.

     6.20 Adequate Cash Balances. Each of the Acquired Ryder Entities shall maintain adequate cash balances consistent with historical past practices.


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         ARTICLE SEVEN - CONDITIONS TO OBLIGATIONS OF THE ALLIED PARTIES

     All of the obligations of the Allied Parties under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing Date or such earlier date specified in any of the following conditions, any one or more of which may be waived, in whole or in part, in writing by the Allied Parties:

     7.1 Satisfaction of the Allied Parties with Results of Due Diligence. On or before 5:00 p.m. on the last day of the Pre-Closing Period, the Allied Parties shall have completed, to their satisfaction, their due diligence investigation of the Business, the Business Assets, and the Acquired Ryder Entities. An adjustment to the Unadjusted Purchase Price may be made by Allied as a result of the Allied Parties' due diligence to the extent that such due diligence reveals necessary changes which have a dollar value exceeding Three Million Dollars ($3,000,000) or to the extent changes arise from tax liability matters, fraud, deceit, misrepresentation or failure to abide by a covenant contained in Article Three.

     7.2 Representations and Warranties. The representations and warranties of RSI contained in any Ryder Agreement shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, and the Allied Parties shall have received a certificate from RSI, on behalf of RSI, confirming the truth and correctness of the representations and warranties of RSI in the Ryder Agreements dated as of the Closing Date.

     7.3 Performance of Agreements. RSI shall have performed and complied in all material respects with all agreements and conditions required to be performed or complied with prior to or on the Closing Date.

     7.4 Certificates, Resolutions.  RSI shall have delivered to the Allied
Parties:

         (a) a certificate of existence and good standing status from appropriate Governmental Authorities in the jurisdiction of incorporation of each Acquired Ryder Entity, dated not more than five (5) business days prior to the Closing Date, to the effect that such Acquired Ryder Entity is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

         (b) copies of the current Articles or Certificate of Incorporation, Bylaws of and other organizational and governance documents of RSI and each of the Acquired Ryder Entities, certified, in the case of the Articles or Certificates of Incorporation, by the Governmental Authority of the jurisdiction of formation, or, in all other cases, by an officer of RSI or the Acquired Ryder Entities.

     7.5 Regulatory Approvals. The Allied Parties shall have received from any and all Governmental Authorities, the Consents and all applicable waiting or similar periods required by law shall have expired, and such Consents shall not contain conditions or restrictions unduly burdensome on the Conveyed Ryder Business of any Acquired Ryder Entity to be conducted following the Closing Date and shall be in a form and substance reasonably satisfactory to AAC.



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     7.6 Restrictive Covenant Agreement and Other Agreements. The Restrictive
Covenant Agreement shall have been executed and delivered by both Parties and the other agreements described in Section 3.11 shall also have been executed and delivered.

     7.7 No Actions; Proceedings or Injunctions. No legal or regulatory action or proceeding shall be pending or threatened by any persons to enjoin, restrict or prohibit the Transactions. No preliminary or permanent injunction or other order by any federal, national, provincial or state court which prevents the consummation of the Transactions shall have been issued and remain in effect.

     7.8 Consents and Approvals of Third Parties. All Consents referred to in
Schedule 4.31 and Schedule 5.4 shall have been duly obtained, and such Consents shall be in form and substance satisfactory to the Allied Parties.

     7.9 Books and Records. On the Closing Date, RSI shall have delivered to the Allied Parties all minute books, stock record books, books of account, bank books, corporate seals, leases, contracts, agreements, customer lists, files and other documents, instruments and papers of each Acquired Ryder Entity.

     7.10 Approval By Ryder's Boards of Directors. On or before 5:00 p.m. on the last day of the Pre-Closing Period, the Board of Directors of RSI shall have approved the execution and delivery of this Agreement and the completion of the Transactions.

     7.11 Termination of Contracts. Except as set forth on Schedule 7.11, all contracts between RSI and its affiliates (other than the Acquired Ryder Entities), on the one hand, and, on the other, the Acquired Ryder Entities shall terminate on the date of Closing. The Acquired Ryder Entities shall not be responsible or liable for contracts with suppliers or customers relating to trailer manufacturing or otherwise entered into by the CCI "manufacturing division" and RSI shall cause such contracts to be assigned to an entity other than the Acquired Ryder Entities and deliver written releases of CCI from such contracts, executed by the other parties to such contracts, at Closing.

     7.12 Delivery of Schedules. On the Closing Date, RSI shall have delivered to the Allied Parties all Schedules, in a form mutually acceptable to the Parties and prepared in accordance with Section 6.19.

                ARTICLE EIGHT - CONDITIONS TO OBLIGATIONS OF RSI

     All of the obligations of RSI under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing Date or such earlier date specified in any of the following conditions, any one or more of which may be waived, in whole or in part, in writing by RSI:

     8.1 Representations and Warranties. The representations and warranties of the Allied Parties contained in any Allied Agreement shall be true in all material respects as of the date when made and shall



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be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, and RSI shall have received a certificate from a duly authorized senior officer of the Allied Parties confirming the truth and correctness of the representations and warranties of the Allied Parties in the Allied Agreements dated as of the Closing Date.

     8.2 Performance of Agreements. The Allied Parties shall have performed and complied in all material respects with all agreements and conditions required to be performed or complied with by them prior to or at the Closing Date.

     8.3 Consents and Approvals of Third Parties. All consents, authorizations and approvals referred to in Schedule 4.31 and Schedule 5.4 shall have been duly obtained, and such consents, authorizations or approvals shall be in form and substance satisfactory to RSI.

     8.4 Approval By The Allied Parties' Board of Directors. On or before 5:00 p.m. on the last day of the Pre-Closing Period, the Board of Directors of Allied shall have approved the execution and delivery of this Agreement and the completion of the Transactions.

     8.5 Approval By Allied's Lenders. RSI shall have received within two (2) days after the Effective Date a commitment letter from Allied's investment banker that it will provide bridge financing for the Transactions which RSI may call upon Allied to cause to be funded and which would be fundable forty-five
(45) days after the receipt of all required consents, agreements and conditions to the Closing. Notwithstanding the foregoing, if all conditions to Closing set forth in this Agreement are satisfied at any point between August 1 and August 31 of 1997, then the foregoing forty-five (45) day period shall begin as of August 31, 1997.

     8.6 Regulatory Approvals. Any and all Governmental Authorities having jurisdiction over the Transactions shall have granted the Consents as described in Section 7.5 and all applicable waiting or similar periods required by law shall have expired and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the Conveyed Ryder Business of any Acquired Ryder Entity as presently conducted.

     8.7 No Actions, Proceedings or Injunctions. No legal or regulatory action or proceeding shall be pending or threatened by any persons to enjoin, restrict or prohibit the Transactions. No preliminary or permanent injunction or other order by any federal, national, provincial or state court which prevents the consummation of the Transactions shall have been issued and remain in effect.



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                         ARTICLE NINE - INDEMNIFICATION

     9.1 Indemnification by RSI. Subject to Section 9.2, RSI hereby agrees to indemnify, hold harmless and defend the Allied Parties against and in respect of the following (any indemnification claim asserted by the Allied Parties pursuant to this Agreement (as defined below) shall hereafter be referred to as an "Allied Indemnification Claim"):

         (a) Any loss, claim, liability, expense, damage or other cost incurred by the Allied Parties (including any loss reflected by, among other things, a diminution in value of the Shares or an adverse adjustment to a Tax Attribute, except for any accumulated Income Tax loss carryforward of MCL on the Closing
Date) (an "Allied Loss") caused by, resulting from or arising out of:

             (i) any failure on the part of RSI to perform any covenant in any Ryder Agreement;

             (ii) any breach of any warranty or any inaccurate or erroneous representation made by RSI in any Ryder Agreement;

             (iii) [          ]*;

             (iv) any liability of RSI, any Acquired Ryder Entity or any other Ryder Affiliate (y) for any Taxes with respect to any Tax Return filed for any tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before or ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Interim Closing Balance Sheet (rather than in the notes thereto), and (z) for the unpaid Taxes relating to any prior consolidated return to which any of the Acquired Ryder Entities has been a party or member;

             (v) Existing Environmental Claims as of the Closing Date (1) with respect to any property formerly owned or occupied (non-operating or surplus) by an Acquired Ryder Entity or Predecessor or (2) associated with the operation of the Conveyed Ryder Business or business of a Predecessor at a property formerly owned or occupied (non-operating or surplus) by an Acquired Ryder Entity or Predecessor.

             (vi) Environmental Claims asserted by a third party after the Closing Date but prior to or on December 31, 1999 against (1) an Acquired Ryder Entity or Predecessor or (2) an Allied Entity, with respect to any property formerly owned or occupied (non-operating or surplus) by either an Acquired Ryder Entity or Predecessor; provided that an Allied Entity promptly notifies RSI, in writing, of such Environmental Claim and fully cooperates with RSI in any attempt by RSI to resolve such Environmental Claim.



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             (vii)  Environmental Claims asserted by a third party after the
Closing Date but prior to or on December 31, 1999 against (1) an Acquired Ryder Entity or Predecessor or (2) an Allied Entity, any of which may have arisen from the operation of the Conveyed Ryder Business or business of a Predecessor at a property formerly owned or occupied (non-operating or surplus) by either an Acquired Ryder Entity or Predecessor; provided that an Allied Party promptly notifies RSI, in writing, of such Environmental Claim and fully cooperates with RSI in any attempt by RSI to resolve such Environmental Claim.

             (viii) any Plan, program or arrangement, sponsored, contributed to, or maintained by any Acquired Ryder Entity or for the benefit of any Transferred Employee prior to the Closing Date, (or in the case of any Plan sponsored by RSI, prior to or after the Closing Date) including, without limitation, each "employee welfare plan" within the meaning of Section 3(1) of ERISA, each "employee pension plan" within the meaning of Section 3(2) of ERISA and any other Plan or arrangement sponsored, contributed to or otherwise maintained by RSI or an affiliate thereof as applicable to Transferred Employees (with such indemnified parties to include, in addition to the Allied Parties, any plan "fiduciary" as defined in Section 3(21) of ERISA) to the extent liability therefore is not reflected on the Final Closing Balance Sheet;

             (ix) [          ]*;

             (x) any reclassification of any employee of an Acquired Ryder Entity associated with any Acquired Ryder Entity for purposes of retroactive adjustment of any Tax, levy, impost or premium associated with workers' compensation or similar arrangements;

             (xi) any Liability arising from failure to file any Tax Return or report required by a Governmental Authority or taxing authority;

         (b) Notwithstanding the foregoing, if an Environmental Claim is asserted against an Acquired Ryder Entity, Predecessor or an Allied Entity where such Environmental Claim arises from or is related to property formerly or currently owned or occupied by any Allied Parties or arises from the business operations of any Allied Parties, the indemnification provisions of this Section
9.1 shall not apply.

         (c) No claim by Allied for indemnification with respect to Environmental Claims under Sections 9.1(a)(vi) or 9.1(a)(vii) may be made after December 31, 1999, and Allied shall be responsible for all such Environmental Claims, except to the extent that any such Environmental Claims constitute an ongoing or continuous process of litigation, remedy or corrective action or relate to Remediation or corrective action undertaken by RSI or its Affiliates prior to December 31, 1999 in a manner that did not comply with Environmental Laws in effect when such Remediation or corrective action was taken.

         (d) With respect to this Section 9.1, the Allied Parties agree not to solicit or in any way encourage any Environmental Claim, provided however, that nothing contained herein shall prohibit the Allied Parties from conducting investigations of Environmental Conditions which are (i) required by



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Law, (ii) in conjunction with a reasonably prudent program of environmental management, or (iii) intended to prevent or mitigate actual or threatened injury to third parties.

         (e) Any and all actions, suits, proceedings, demands, assessments, judgments, costs of investigation and legal, court and other expenses, including attorneys' fees, incidental to any such Allied Loss.

     9.2 Limitations on Recovery. No Allied Indemnification Claim for failure to perform any single covenant or for breach or inaccuracy of any single representation or warranty, other than Allied Indemnification Claims under Sections 9.1(a)(iv), 9.1(a)(ix) or 9.1(a)(xi), may be enforced against RSI unless and until the aggregate amount of all Allied Indemnification Claims under
Section 9.1 is at least Two Hundred Fifty Thousand Dollars ($250,000). An Allied Party must assert any Allied Indemnification Claim (A) under Section 9.1(a)(iv) or 9.1(a)(xi) within the statute of limitations period applicable to the particular underlying claim at issue, and (B) under Sections 9.1(a)(i)-(iii), Sections 9.1(a)(v)-(viii), and Section 9.1(a)(x), during the three (3) year period following the Closing Date. Allied Indemnification Claims under Section 9.1(a)(ix) may be asserted at any point after the Closing Date.

     9.3 Indemnification by the Allied Parties. Subject to the limitations contained in this Section 9.3 and in Section 9.4, the Allied Parties hereby agree to indemnify, hold harmless and defend RSI at all times from and after the date of this Agreement against and in respect of the following (any claim for indemnification asserted by RSI shall hereafter be referred to as a "RSI Indemnification Claim"):

         (a) Any loss, claim, liability, expense, damage or other cost incurred by RSI (a "RSI Loss") caused by, resulting from or arising out of:

             (i) any failure on an Allied Party's part to perform any covenant in any Allied Agreement;

             (ii) any breach of any warranty or any inaccurate or erroneous representation made by an Allied Party in any Allied Agreement;

             (iii) [          ]*; or

             (iv) except for RSI Losses associated with Retained Matters or an Allied Indemnification Claim, Allied's conduct of the Conveyed Ryder Business after the Closing.

         (b) Any and all actions, suits, proceedings, demands, assessments, judgments, costs of investigation and legal, court and other expenses, including attorneys' fees, incidental to any RSI Loss.

     9.4 Limitation on RSI's Recovery. No RSI Indemnification Claim for failure to perform any single covenant or for breach or inaccuracy of any single representation or warranty may be enforced against the Allied Parties unless and until the aggregate amount of all RSI Indemnification Claims under Section 9.3
is at least Two Hundred Fifty Thousand Dollars ($250,000). [         ]*




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     9.5 Third Party Claims. If a claim by a third party is made against any of the indemnified parties, and if such indemnified party intends to seek indemnity with respect thereto under this Article Nine, such indemnified party shall promptly notify the indemnifying party of the claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld or delayed) and at its expense, the settlement or defense therefor, and the indemnified party shall cooperate with it in connection therewith; provided that: (i) the indemnifying party shall not thereby permit to exist any Lien upon any asset of the indemnified party, (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event the indemnified party shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity hereunder that the indemnifying party elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party. The indemnified party shall, however, notify the indemnifying party of any compromise or settlement of any such claim. Notwithstanding anything to the contrary in this Section 9.5, the Allied Parties shall have the right to elect to undertake, conduct and control, through counsel of their choosing, the settlement or defense of any claims asserted by a third party that is a customer of an Allied Party or an Acquired Ryder Entity, provided that the Allied Parties will consult with RSI prior to settling any such third party customer claims. Nothing contained in this Section 9.5 shall be construed as a limitation on the right of any party to indemnification under Article Nine.

     9.6 [             ]*


                 ARTICLE TEN- TERMINATION OF OBLIGATION TO CLOSE

     10.1 Termination of the Allied Parties' Obligation to Close. The Allied Parties shall have no obligation to proceed to the Closing in the event that (a) any of the conditions set forth in Article Seven have not been fulfilled at or prior to the Closing Date or such other date as may be specified in any such conditions, or (b) the Closing does not occur on or prior to the date contemplated by Section 2.1.


     10.2 Termination of RSI's Obligation to Close. RSI shall have no obligation to proceed to the Closing in the event that (a) any of the conditions set forth in Article Eight have not been fulfilled at or prior to the Closing Date or such other date as may be specified in any such conditions, or (b) the Closing does not occur on or prior to the date contemplated by Section 2.1.

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                       SECURITIES AND EXCHANGE COMMISSION

                         ARTICLE ELEVEN - MISCELLANEOUS

     11.1 Survival of Representations. All representations and warranties made by any Party in or pursuant to this Agreement or in any Ancillary Agreement shall be deemed to have been relied upon by the Party or Parties to which they were made. No investigations made by or on behalf of an Allied Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by RSI in or pursuant to this Agreement or the Transactions; provided, however, that the information set forth in any document referred to in this Agreement and provided to an Allied Party prior to the Parties' execution of this Agreement or prior to the Closing shall, for the purposes of the representations and warranties of RSI, be deemed to have been disclosed to the Allied Parties.

     11.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid as to each of the parties hereto or sent by a nationally recognized overnight courier service to each of the Parties or by facsimile transmission, during the transmission of which no indication of failure of receipt is communicated to the sender, at the respective addresses and facsimile numbers set forth below (or at such other address as to which any such Party may have theretofore notified the other Party pursuant to the terms hereof):

     (a) To the Allied Parties:

     Allied Holdings, Inc.
     160 Clairemont Avenue
     Suite 510
     Decatur, Georgia 30030
     Attn: A. Mitchell Poole, President and Chief Operating Officer Facsimile Number:(404) 370-4206

     With a copy to:

     Troutman Sanders LLP
     600 Peachtree Street, N.E.
     Suite 5200
     Atlanta, Georgia 30308-2216
     Attn:  Alan E. Serby and Alexander P. Woollcott
     Facsimile Number: (404) 885-3900




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          *CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

     (b) To RSI, to:

         Ryder System, Inc.
         3600 N.W. 82nd Avenue
         Miami, Florida 33166
         Attn: Dwight D. Denny, Executive Vice President- Development Facsimile Number: (305) 500-3198


     With a copy to:

         Vicki A. O'Meara
         Executive Vice President and General Counsel
         Ryder System, Inc.
         3600 N.W. 82nd Avenue
         Miami, Florida 33166
         Facsimile Number: (305) 500-3198

or at such other address as the Party to whom such notice is to be given shall have last notified the Party giving the same in the manner provided in this Section. Any notice delivered to a Party in accordance with this Section shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day, then the notice shall be deemed to have been given and received on the day next following such day. Any notice transmitted by facsimile or other form of recorded communication to a Party in accordance with this Section shall be deemed to be given and received on the day of its transmission if such day is a business day and the transmission is completed before 4:00 p.m. (local time for the recipient) and, if not, on the next following such day.

     11.3 Entire Agreement. This Agreement, together with the Ancillary Agreements, supersede all prior discussions and agreements between the Parties with respect to the matters contained in them, and this Agreement, together with the Ancillary Agreements, contain the sole and entire agreement among the Parties hereto with respect to the Transactions.

     11.4 Waiver; Amendment. Prior to or on the Closing Date, each Party shall have the right to waive any default in the performance of any term of this Agreement by any other Party, to waive or extend the time for the fulfillment by such other Party of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to such Party's obligations under this Agreement, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by all of the Parties. Notwithstanding anything to the contrary in this Agreement, no remedy given to any Party under this Agreement shall be deemed to exclude such Party's access to any other remedies permitted under this Agreement or under Law.

     11.5 Counterparts, Headings, Etc.. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one

          *CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION


and the same instrument. The headings in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

     11.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Allied Parties and RSI and their respective successors and assigns; and may not be assigned by any Party without the prior written consent of the other Parties.

     11.7 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     11.8 Severability; Partial Enforcement. All sections, subsections, paragraphs and subparagraphs, terms and provisions of this Agreement are severable and the unenforceability or invalidity of any of these parts of the Agreement shall not affect the validity or enforceability of any other part of this Agreement. If any court of competent jurisdiction determines that any provision in this Agreement is invalid or unenforceable (through overbreadth or otherwise), it is the intention of the Parties that the court either partially enforce such provision to the extent enforceable or modify such provision so as to render it valid or enforceable.

     11.9 Currency. Unless otherwise expressly provided, all references to monetary amounts in this Agreement are references to U.S. dollars.

     11.10 Exhibits and Schedules. All Exhibits and Schedules attached or to be attached to this Agreement form an integral part of and are hereby incorporated by reference into this Agreement and have the same force and effect as if their contents were included in the body of this Agreement.

     11.11 Time. Time in all respect shall be of the essence of this Agreement provided that time for doing or completing any matter provided for herein may be extended or abridged by an agreement in writing executed by RSI and the Allied Parties or their respective attorneys who are expressly appointed in this regard. If any Party is prevented from taking any action which is required under this Agreement on a particular day by reason of the fact that the particular day is not a business day in the province or state in which such action is required to be taken, the time for performing that action shall be extended to the next business day in that province or state, as the case may be.

     11.12 Accounting Principles. Except as specifically provided otherwise in this Agreement, all calculations referred to in this Agreement, shall be made in accordance with GAAP consistently applied.

     11.13 Third Party Beneficiaries. There are no intended third party beneficiaries of RSI's rights under this Agreement other than the Ryder Affiliates and there are no intended third party beneficiaries of the Allied Parties' rights under this Agreement other than the other Allied Entities.


                                       56
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          *CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION


     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                        "ALLIED"

                                        ALLIED HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Place of Execution:
                                                            -------------------
                                        Date of Execution:
                                                            -------------------

                                        "AAC"

                                        A H ACQUISITION CORP.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Place of Execution:
                                                            -------------------
                                        Date of Execution:
                                                            -------------------




                                        "CAC"

                                        CANADIAN ACQUISITION CORP.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Place of Execution:
                                                            -------------------
                                        Date of Execution:
                                                            -------------------

           CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION


                                        "AXIS"

                                        AXIS NATIONAL INCORPORATED


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Place of Execution:
                                                            -------------------
                                        Date of Execution:
                                                            -------------------


                                        "RSI"

                                        RYDER SYSTEM, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Place of Execution:
                                                            -------------------
                                        Date of Execution:
                                                            -------------------

                                   APPENDIX A

                                   DEFINITIONS


1.       AAC shall have the meaning given in the Background.
2. Acquired Ryder Entities or Acquired Ryder Entity shall have the meaning given in the Background, Sections 4.18 and 9.1.
3.       Affiliate shall have the meaning given in Section 3.1(b)(iii).
4.       Affiliated Group shall have the meaning given in Section 4.8(a)(i).
5.       Affiliated Rights shall have the meaning given in the Recitals.
6.       Agreement shall have the meaning given in the Background.
7.       Allied shall have the meaning given in the Background.
8.       Allied Agreement or Allied Agreements shall have the meaning given in
         Section 5.1.
9. Allied Entities or Allied Parties shall have the meaning given in the Background.
10.      Allied Indemnification Claim shall have the meaning given in Section
         9.1.
11.      Allied Loss shall have the meaning given in Section 9.1(a).
12.      Allied Parties shall have the meaning give in the Background.
13.      Ancillary Documents shall have the meaning given in the Recitals.
14.      Axis shall have the meaning given in the Background.
15.      B&C shall have the meaning given in the Background.
16.      Blazer shall have the meaning given in Section 1.3.
17.      Business Assets shall have the meaning given in Sections 1.2 and 4.18.
18.      Business Conveyance shall have the meaning given in the Recitals.
19.      CAC shall have the meaning given in the Background.
20.      CCI shall have the meaning given in the Background.
21.      CERCLA shall have the meaning given in Section 4.18(a)(v).
22.      Claims shall have the meaning given in Section 4.14.
23.      Closing shall have the meaning given in Section 2.1.
24.      Closing Date shall have the meaning given in Section 2.1.
25.      Closing Statement shall have the meaning given in Section 1.5(a).
26.      COBRA shall have the meaning given in Section 4.28(c)(viii).
27.      Code shall have the meaning given in Section 4.8(a)(ii).
28.      Confidential Information shall have the meaning given in Section
         3.1(b)(ii).
29.      Confidentiality and No Hire Agreement shall have the meaning given in
         Section 3.10(d).
30. Consents shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person or entity, including, but not limited to, any Governmental Authority.
31.      control shall have the meaning given in Section 3.1(b)(iii).
32.      controlled group shall have the meaning given in Section 4.28(c)(vi).
33.      cost shall have the meaning given in Section 3.8.
34.      Conveyed Ryder Business shall have the meaning given in the Recitals.
35.      current liability shall have the meaning given in Section 4.28(c)(vii).



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36.      Deferred Intercompany Transaction shall have the meaning given in
         Section 4.8(a)(iii).
37.      defined benefit plan shall have the meaning given in Section
         4.28(c)(vii).
38.      Effective Date shall have the meaning given in the Background.
39.      employee benefit plan shall have the meaning given in Section
         4.28(a)(i).
40.      employee pension plan shall have the meaning given in Section
         9.1(a)(viii).
41.      employee welfare plan shall have the meaning given in Section
         9.1(a)(viii).
42.      Employment and Withholding Taxes shall have the meaning given in
         Section 4.8(a)(iv).
43.      Environment shall have the meaning given in Section 4.18(a)(i).
44. Environmental Authorizations shall have the meaning given in Section 4.18(a)(ii).
45.      Environmental Claim shall have the meaning given in Section 4.18
         (a)(ii).
46.      Environmental Conditions shall have the meaning given in Section
         4.18(a)(iii).
47.      Environmental Law shall have the meaning given in Section 4.18(a)(iv).
48. Environmental Reserve Projections/Reimbursement Report shall have the meaning given in Section 4.18(b).
49.      ERISA shall have the meaning given in Section 4.28(a)(i).
50.      ERISA Affiliate shall have the meaning given in Section 4.28)(c)(vi).
51.      Excess Loss Account shall have the meaning given in Section 4.8(a)(v).
52.      FJB shall have the meaning given in the Background.
53.      fiduciary shall have the meaning given in Section 9.1(a)(x)
54.      Final Closing Balance Sheet shall have the meaning given in Section
         1.5(a).
55.      Final Purchase Price shall have the meaning given in Section 1.5(a).
56.      GAAP shall have the meaning given in Section 1.4.
57.      general increase shall have the meaning given in Section 4.13(g).
58.      Governmental Authority shall have the meaning given in Section
         4.8(a)(vi).
59.      group health plan shall have the meaning given in Section
         4.28(c)(viii).
60.      Hazardous Substances shall have the meaning given in Section
         4.18(a)(v).
61.      Income Tax shall have the meaning given in Section 4.8(a)(vii).
62.      Intellectual Property shall have the meaning given in Section 3.10(a).
63.      Interim Closing Balance Sheet shall have the meaning given in Section
         1.4.
64.      IRS shall have the meaning given in Section 4.8(a)(viii).
65. Knowledge. When used in this Agreement with respect to RSI, the qualification "to the Knowledge" shall mean with respect to RSI all matters that RSI, or any officer, director or shareholder of RSI or any Acquired Ryder Entity, that actually knew or should have known after diligent inquiry. In making each representation or warranty set forth in this Agreement or in any document delivered pursuant to this Agreement which is qualified by any such "Knowledge" expression, RSI jointly and severally represent and warrant that they have duly and diligently inquired of all relevant officers and employees of each Acquired Ryder Entity and RSI and any Ryder Affiliate involved in the Conveyed Ryder Business and all other relevant personnel as to the accuracy and completeness of such representation or warranty.
66.      Laws shall have the meaning given in Section 3.3.
67.      Leased Real Property shall have the meaning given in Section 4.22.
68.      Liability shall have the meaning given in Section 4.8(a)(ix).
69.      License Back shall have the meaning given in Section 3.10(a).

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70.      Liens shall mean any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any contracts.
71.      MCL shall have the meaning given in the Background.
72.      March 31 Balance Sheet shall have the meaning given in Section 1.4.
73.      material shall have the meaning given in Section 4.20.
74. Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" shall mean a material adverse effect on (i) the Conveyed Ryder Business or condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, share value, technology, prospects or relations with customers, suppliers, distributors or employees or other personnel of any Acquired Ryder Entity or the Acquired Ryder Entities taken as a whole, (ii) the right or ability of the Parties to consummate all or any material portion of the Transactions, or (iii) the right or ability of any single Party to comply with a material obligation of the Party under this Agreement.
75.      Multi-employer Plan shall have the meaning given in Section
         4.28(c)(iv).
76.      Multiple Employer Plan shall have the meaning given in Section
         4.28(c)(iv).
77.      Net Worth shall have the meaning given in Section 1.4.
78.      NLLC shall have the meaning given in the Background.
79.      NLLC Membership Interests shall have the meaning given in the Recitals.
80. Non-Disclosure and Trade Secret Protection Agreement shall have the meaning given in Section 3.10(b).
81.      Operating Licenses shall have the meaning given in Section 4.35.
82. Ordinary Course of Business shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
83.      OSHCO shall have the meaning given in the Background.
84.      OSHCO Shares shall have the meaning given in the Recitals.
85.      Owned Real Property shall have the meaning given in Section 4.22.
86.      Parties or Party shall have the meaning given in the Background.
87.      Permits shall have the meaning given in Section 4.17.
88.      Pre-Closing Period shall have the meaning given in Section 3.2(a).
89.      Pre-Closing Tax Return shall have the meaning given in Section 3.12(b).
90.      Predecessor shall have the meaning given in Section 4.18(a)(vi).
91.      Plans shall have the meaning given in Section 4.28(a)(i).
92.      Purchase Price Adjustment shall have the meaning given in Section
         1.5(a).
93.      QAT shall have the meaning given in the Background.
94.      RACS shall have the meaning given in the Background.
95.      RAQ shall have the meaning given in the Background.
96.      RACS Shares shall have the meaning given in the Recitals.
97.      RCMC shall have the meaning given in the Background.
98.      RCMC Shares shall have the meaning given in the Recitals.
99.      RFB shall have the meaning given in the Background.
100.     Real Property shall have the meaning given in Section 4.22.


                                      iii
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                       SECURITIES AND EXCHANGE COMMISSION


101.     Release shall have the meaning given in Section 4.18(a)(vii).
102.     Remediation shall have the meaning given in Section 4.18(a)(viii).
103.     Representatives shall have the meaning given in Section 3.2(a).
104.     Restrictive Covenant Agreement shall have the meaning given in Section
         3.7.
105.     Retained Matters shall have the meaning given in Section 1.3.
106.     RMX shall have the meaning given in the Background.
107.     RSI shall have the meaning given in the Background.
108.     RSI Indemnification Claim shall have the meaning given in Section 9.3.
109.     RSI Loss shall have the meaning given in Section 9.3(a).
110.     RSI Retirement Plan shall have the meaning given in Section 3.13(b).
111.     RSI Savings Plans shall have the meaning given in Section 3.13(c).
112.     Ryder shall have the meaning given in the Background.
113.     Ryder Affiliates shall have the meaning given in the Background.
114.     Ryder Agreement or Ryder Agreements shall have the meaning given in
         Section 4.1.
115.     Ryder Contracts shall have the meaning given in Section 4.20.
116.     Ryder Financial Statements shall have the meaning given in Section
         4.10.
117.     Ryder Landlord Document shall have the meaning given in Section
         4.23(f).
118.     Ryder Leases shall have the meaning given in Section 4.22.
119. Ryder Lease Related Agreements shall have the meaning given in Section 4.23(f).
120.     Ryder Receivables shall have the meaning given in Section 4.9.
121.     Safety Records shall have the meaning given in Section 4.35.
122.     Schedule or Schedules shall have the meaning given in Section 6.19.
123.     Settlement Auditor shall have the meaning given in Section 1.5(c).
124.     Shares shall have the meaning given in the Recitals.
125.     single employer plan shall have the meaning given in Section
         4.28(c)(vii).
126.     special rules for finance leases shall have the meaning given in
         Section 4.8(g).
127.     TSC shall have the meaning given in the Background.
128.     TSC Shares shall have the meaning given in the Recitals.
129.     TSI shall have the meaning given in the Background.
130.     Tax Attribute shall have the meaning given in Section 4.8(a)(xi).
131.     Tax Return shall have the meaning given in Section 4.8(a)(xii).
132.     Taxes shall have the meaning given in Section 4.8(a)(x).
133.     Title Reports shall have the meaning given in Section 4.22.
134.     Trade Secret shall have the meaning given in Section 3.1(b)(i).
135.     [          ]*
136.     Transactions shall have the meaning given in the Recitals.
137.     Transferred Employees shall have the meaning given in Section 3.13(a).
138.     Treasury Regulation shall have the meaning given in Section
         4.8(a)(xiii).
139.     Unadjusted Purchase Price shall have the meaning given in Section 1.4.
140. Work for Hire/Ownership Assignment Agreement shall have the meaning given in Section 3.10(c).
141. Work Orders shall mean any work orders, notices, directives, deficiency notices, active files, orders to comply, violations or other requirements whatsoever issued with respect to the Real Property by any municipal or governmental body or authority, fire department,


                                       iv

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           CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION


         board or fire underwriters or any other relevant body or agency having jurisdiction over and in connection with the Real Property.
142.     Worksheet shall have the meaning given in Section 3.12(e).


                                       v